UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

Amendment No. 2 to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.
(Exact name of registrant as specified in charter)
NEVADA (State or jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	98-0399476 (I.R.S. Employer Identification No.)
9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750 Telephone: (512) 828-6980
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
AMIR ADNANI President, Chief Executive Officer, Principal Executive Officer and a director 9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750 Telephone: (512) 828-6980
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Thomas J. Deutsch, Esq.
LANG MICHENER LLP
1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7
Telephone: (604) 689-9111 and Facsimile: (604) 685-7084

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Shares of common stock, par value $0.001 per share	2,800,000 shares(5)	$5.85	$16,380,000	$1,752.66
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	1,400,000 shares(6)	$5.85	$8,190,000	$876.33
Shares of common stock, par value $0.001 per share	2,400,000 shares(7)	$5.85	$14,040,000	$1,502.28
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	1,200,000 shares(8)	$5.85	$7,020,000	$751.14
Shares of common stock, par value $0.001 per share	200,000 shares(9)	$5.85	$1,170,000	$125.19
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	100,000 shares(10)	$5.85	$585,000	$62.60
Totals:	8,100,000 shares		$47,385,000	$5,070.20

  In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

  Includes shares of our common stock, par value $0.001 per share, currently owned by the selling shareholders (each a "Selling Shareholder") and shares of common stock which are issuable upon the exercise of the warrants held by the Selling Shareholders, all of which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act.

  The Proposed Maximum Offering Price per Share is calculated in accordance with Rule 457(c) and Rule 457(g) of the Securities Act, based upon the last reported bid and ask price for our common stock on the OTC Bulletin Board on February 9, 2007. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) of the Securities Act.

  The fee is calculated in accordance with Rule 457(c) and Rule 457(g) of the Securities Act. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on February 9, 2007.

  On December 13, 2006, we issued an aggregate of 2,800,000 units (each an "December 13, 2006 Unit"), at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (each a "December 13, 2006 Warrant"), to certain of the Selling Shareholders named herein (collectively, the "December 13, 2006 Private Placement"). These 2,800,000 shares of common stock represent the shares of common stock issued in connection with the issuance of the December 13, 2006 Units.

  These 1,400,000 shares of common stock represent the 1,400,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants Each whole December 13, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share. The December 13, 2006 Warrants are exercisable commencing on a date that is at least 61 days after the Selling Shareholder delivers a written notice to the Company and ending on the day which is the earlier of (i) 18 months from December 13, 2006 and (ii) nine months commencing from the effective date of the Company's proposed registration statement related to the December 13, 2006 Private Placement.

  On December 22, 2006, we issued an aggregate of 2,400,000 units (each a "December 22, 2006 Unit"), at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (each a "December 22, 2006 Warrant"), to certain of the Selling Shareholders named herein (collectively, the "December 22, 2006 Private Placement"). These 2,400,000 shares of common stock represent the 2,400,000 shares of common stock issued in connection with the issuance of the December 22, 2006 Units.

  These 1,200,000 shares of common stock represent the 1,200,000 shares of common stock issuable upon exercise of the December 22, 2006 Warrants. Each whole December 22, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the Company's proposed registration statement related to the December 22, 2006 Private Placement.

  On January 3, 2007, we issued an aggregate of 200,000 Units (each a "January 3, 2007 Unit"), at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one common stock purchase warrant (each a "January 3, 2007 Warrant"), to certain of the Selling Shareholders named herein (collectively, the "January 3, 2007 Private Placement"). These 200,000 shares of commons stock represent the 200,000 shares of common stock issued in connection with the issuance of the January 3, 2007 Units.

  These 100,000 shares of common stock represent the 100,000 shares of common stock issuable upon exercise of the January 3, 2007 Warrants. Each whole January 3, 2007 Warrant entitles the holder to purchase one-half of one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the Company's proposed registration statement related to the January 3, 2007 Private Placement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

SUBJECT TO COMPLETION, DATED MAY 11, 2007

PROSPECTUS

URANIUM ENERGY CORP.

OFFERING OF 8,100,000 SHARES OF COMMON STOCK

This prospectus relates to the offering of 5,400,000 shares of our common stock by the selling shareholders (each a "Selling Shareholder") named in this prospectus under the heading "Selling Shareholders". In addition, this prospectus relates to the offering of 2,700,000 shares issuable upon the exercise of certain outstanding warrants to acquire shares of our common stock by the Selling Shareholders. These shares include the following shares, all as described in this prospectus under "Selling Shareholders":

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,800,000 shares of our common stock issued on December 13, 2006 pursuant to a private placement (the "December 13, 2006 Private Placement");

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,400,000 shares of our common stock issued on December 22, 2006 pursuant to a private placement (the "December 22, 2006 Private Placement");

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 200,000 shares of our common stock issued January 3, 2007 pursuant to a private placement (the "January 3, 2007 Private Placement");

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,400,000 shares of our common stock issuable upon the exercise of 1,400,000 common stock purchase warrants issued pursuant to the December 13, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,200,000 shares of our common stock issuable upon the exercise of 1,200,000 common stock purchase warrants issued pursuant to the December 22, 2006 Private Placement; and

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 100,000 shares of our common stock issuable upon the exercise of 100,000 common stock purchase warrants issued pursuant to the January 3, 2007 Private Placement.

We will not receive any proceeds from the sale of shares by the Selling Shareholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Shareholders. If all of the warrants are exercised we will receive proceeds in an amount of $8,100,000.

Our common stock is registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is quoted on the NASD Over-the-Counter Bulletin Board (the "OTCBB") under the symbol "URME.OB". The last reported sales price per share of our common stock as reported by the OTCBB on May 10, 2007, was $5.10.

Our principal offices are located at 9801 Anderson Mill Road, Suite 230, Austin Texas, U.S.A., 78750, and our telephone number is (512) 828 6980.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled "Risk Factors" beginning on page 6 before buying any of our shares of common stock.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is ◆ , 2007

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.
TABLE OF CONTENTS
Item	Page No.
ABOUT THIS PROSPECTUS	4
REFERENCES	4
PROSPECTUS SUMMARY	5
RISK FACTORS	9
Risks Related to Our Business	10
We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our mineral properties.	10
As our mineral properties do not contain any reserves or any known body of economic mineralization, we may not discover commercially exploitable quantities of ore on our mineral properties that would enable us to enter into commercial production, achieve revenues and recover the money we spends on exploration.	10
Our exploration activities on our mineral properties may not be successful, which could lead us to abandon our plans to develop the property and its investments in exploration.	10
Our business is difficult to evaluate because we have a limited operating history.	11
We have a history of operating losses and there can be no assurances we will be profitable in the future.	11
We will require additional funding in the future.	11
As part of our growth strategy, we intend to acquire additional minerals exploration properties.	11
We are a new entrant into the uranium minerals exploration industry without profitable operating history.	12
The risks associated with exploration and, if applicable, mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.	12
The uranium exploration industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.	12
The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.	12
Uranium mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.	13
Uranium minerals exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.	13
Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.	13
We may be unable to retain key employees or consultants or recruit additional qualified personnel.	14
Our officers and directors may be subject to conflicts of interest.	14
Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.	14
Risks Related to Our Common Stock	14
Sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.	14
The trading price of our common stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.	15
One of our shareholders may exercise voting power of more than 8.0% of our common stock.	15
Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock.	15
Our common stock is classified as a "penny stock" under SEC rules which limits the market for our common stock.	15
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.	16
A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	16

FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	16
SELLING SHAREHOLDERS	17
PLAN OF DISTRIBUTION	21
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DESCRIPTION OF SECURITIES	27
EXPERTS	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	28
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
ORGANIZATION SINCE INCORPORATION	28
DESCRIPTION OF BUSINESS AND PROPERTIES	28
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER INFORMATION	59
EXECUTIVE COMPENSATION	62
WHERE YOU CAN FIND MORE INFORMATION	64
FINANCIAL STATEMENTS	64

__________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Uranium Energy Corp. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission's Public Reference Room mentioned under the heading "Where You Can Find More Information" of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms "we", "us", "our", "Uranium Energy" and the "Company" mean Uranium Energy Corp.; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

On January 24, 2004, we completed a reverse stock split of our shares of common stock on the basis of one share for each two outstanding shares. On February 28, 2006, we completed a forward split of our shares of common stock on the basis of 1.5 shares for each outstanding share of our common stock. All share amounts in this prospectus reflect the reverse and subsequent forward split of our shares, unless otherwise indicated.

__________

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We are a natural resource exploration company engaged in the exploration of properties that may contain uranium minerals in the United States. Our strategy is to acquire properties that are thought to be prospective for uranium exploration and have undergone some degree of uranium exploration but have not yet been mined. To date, we have acquired interests in 45,748.49 gross acres of leased or staked mineral properties, consisting of claim blocks located in the States of Arizona, Colorado, Utah, New Mexico, Wyoming and Texas that have been either leased or staked, which we intend to explore for economic deposits of uranium. These leases are also subject to 5.0% to 15.25% net royalty interests. Each of these properties has been the subject of historical exploration by other mining companies, and provides indications that further exploration for uranium is warranted. Our view that our properties are prospective for mineral exploration is based on prior exploration conducted by other companies, or management information and work product derived from various reports, maps, radioactive rock samples, exploratory drill logs, state organization reports, consultants, geological study, and other exploratory information.

We also have access to historical exploration data consisting chiefly of drill hole assay results, drill hole logs, studies, publicly published works, our own created work product, and maps, that help guide our property acquisition strategy. We plan to use this exploration data as the basis for formulating the exploration programs that we plan to undertake on our properties.

The acreage and location of our mineral properties is summarized as follows:
	Gross Acres	Net Acres(*)
Arizona	2,231.28	2,231.28
Colorado	4,338.60	4,338.60
New Mexico	25,616.76	18,723.26
Texas	4,491.81	4,223.80
Utah	2,226.94	2,226.94
Wyoming (**)	6,843.10	6,843.10
Total:	45,748.49	38,586.98

(*)       Certain of our interests in our mineral properties in Texas and New Mexico are less than 100%. Accordingly, we have presented the acreage of our mineral properties on a net acre basis.

(**)       Does not include the AB Claim Group (847 acres) in the State of Wyoming as the related lease agreement has been terminated.

Our principal mineral property is the Weesatche project in Goliad County, Texas.

We plan to use our database of exploration data in order to target additional exploration properties for acquisition. In 2007, we have plans to acquire further acres of mineral properties consisting of further claim blocks located in, but not limited to the states of New Mexico, Texas and Wyoming. Our ability to complete these acquisitions will be subject to our obtaining sufficient financing and our being able to conclude agreements with the property owners on terms that are acceptable to us. Other mineral property acquisitions are contemplated in the states of interest that include Arizona, Colorado, and Utah. These potential acquisition properties have not yet been specifically identified.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining. As such, we are considered an exploration or exploratory stage company. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of uranium or any other type of mineral. Since inception, we have not established any proven or probable reserves on our mineral property interests.

We were incorporated under the laws of the State of Nevada on May 16, 2003 under the name "Carlin Gold Inc." During 2004, we changed our business operations and focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. On January 24, 2005, we filed an amendment to our articles of incorporation changing our name to "Uranium Energy Corp.".

On January 24, 2004, we completed a reverse stock split of our shares of common stock on the basis of one share for two outstanding shares. Effective February 28, 2006, we completed a forward split of our shares of common stock on the basis of 1.5 shares for each outstanding share to increase liquidity for our shares of common stock. Effective February 28, 2006, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State which increased our authorized capital stock from 75,000,000 shares of common stock at $0.001 par value to 750,000,000 shares of common stock par value $0.001.

Our executive offices are located at 9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750, and our telephone number is (512) 828 6980.

The Offering
The Issuer:	Uranium Energy Corp.
The Selling Shareholders:

The selling shareholders (each a "Selling Shareholder") are comprised of our existing shareholders who:

  on December 13, 2006 purchased an aggregate of 2,800,000 Units (each a "December 13, 2006 Unit"), at a price of $2.50 per December 13, 2006 Unit, by way of the December 13, 2006 Private Placement, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (each a "December 13, 2006 Warrant")

  on December 22, 2006 purchased an aggregate of 2,400,000 units (each a "December 22, 2006 Unit"), at a price of $2.50 per December 22, 2006 Unit, by way of the December 22, 2006 Private Placement, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (each a "December 22, 2006 Warrant"); and

  On January 3, 2007 purchased an aggregate of 200,000 units (each a "January 3, 2007 Unit"), at a price of $2.50 per January 3, 2007 Unit, by way of the January 3, 2007 Private Placement, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (each a "January 3, 2007 Warrant").

The Selling Shareholders are named in this prospectus under "Selling Shareholders".

Shares Offered by the Selling Shareholders:

The Selling Shareholders are offering up to an aggregate of 8,100,000 shares of our common stock comprised of:

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,800,000 shares of our common stock issued on December 13, 2006 pursuant to the December 13, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,400,000 shares of our common stock issued on December 22, 2006 pursuant to the December 22, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 200,000 shares of our common stock issued on January 3, 2007 pursuant to the January 3, 2007 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,400,000 shares of our common stock issuable upon the exercise of the 1,400,000 December 13, 2006 Warrants issued pursuant to the December 13, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,200,000 shares of our common stock issuable upon the exercise of the 1,200,000 December 22, 2006 Warrants issued pursuant to the December 22, 2006 Private Placement; and

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 100,000 shares of our common stock issuable upon the exercise of the 100,000 January 3, 2007 Warrants issued pursuant to the January 3, 2007 Private Placement.

Offering Price:

The Selling Shareholders may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices or at negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. We will pay substantially all the expenses relating to the registration of the shares offered by this prospectus, except for sales commissions and other fees applicable to sales of the shares. See "Plan of Distribution" for a description of the methods of distribution.

Use of Proceeds:

We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Shareholders. If all of the warrants are exercised we will receive proceeds in an amount of $8,100,000. The proceeds, if any, would be used for general corporate purposes including, in order of priority, acquisition costs, exploration expenses and working capital.

Market for our Common Stock:	Our common stock is quoted on the OTC Bulletin Board under the symbol "URME.OB". The last report sale price for our shares on the OTC Bulletin Board on May 10, 2007 was $5.10 per share.
Outstanding Shares of Common Stock:

There were 37,317,088 shares of our common stock issued and outstanding as at May 10, 2007. If all warrants offered hereby are exercised, then there would be 40,017,088 shares of our common stock issued and outstanding.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

This prospectus relates to the offer of 5,400,000 shares of our common stock by the Selling Shareholders named in this prospectus under the heading "Selling Shareholders". We will not receive any proceeds from the sale of the currently outstanding common stock by the Selling Shareholders. In addition, this prospectus relates to the offer of 2,700,000 shares issuable upon the exercise of certain outstanding warrants to acquire shares of our common stock by the Selling Shareholders. These shares include the following shares, all as described in this prospectus under "Selling Shareholders":

On December 13, 2006, we issued an aggregate of 2,800,000 December 13, 2006 Units, at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant, to certain of the Selling Shareholders named herein by way of the December 13, 2006 Private Placement. Each whole December 13, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share. The December 13, 2006 Warrants are exercisable commencing on a date that is at least 61 days after the Selling Stockholder delivers a written notice to the Company and ending on the day which is the earlier of (i) 18 months from December 13, 2006 and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 2,800,000 shares of common stock issued in connection with the issuance of the December 13, 2006 Units and the 1,400,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 13, 2006 Warrants in the December 13, 2006 Private Placement.

On December 22, 2006, we issued an aggregate of 2,400,000 December 22, 2006 Units, at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant, to certain of the Selling Shareholders named herein by way of the December 22, 2006 Private Placement. Each whole December 22, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 2,400,000 shares of common stock issued in connection with the issuance of the December 22, 2006 Units and the 1,200,000 shares of common stock issuable upon exercise of the December 22, 2006 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 22, 2006 Warrants in the December 22, 2006 Private Placement. We agreed to have the registration statement declared effective within four months from the date of the issuance of the December 22, 2006 Units and, in the event that the registration statement is not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each U.S. $1.00 in aggregate funds paid by each subscriber for the December 22, 2006 Units for each 30 calendar day period (or partial period thereof) during which the registration statement has not been declared effective, after the expiry of the four month period.

On January 3, 2007, we issued an aggregate of 200,000 January 3, 2007 Units, at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one January 3, 2007 Warrant, to certain of the Selling Shareholders named herein by way of the January 3, 2007 Private Placement. Each whole January 3, 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 200,000 shares of common stock issued in connection with the issuance of the January 3, 2007 Units and the 100,000 shares of common stock issuable upon exercise of the January 3, 2007 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the January 3, 2007 Warrants in the January 3, 2007 Private Placement.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with (i) our audited financial statements for the years ended December 31, 2006 and 2005, together with the notes to these financial statements; and (ii) the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations", included elsewhere herein.

Balance Sheet Data
	As at December 31, 2006	As at December 31, 2005
	(Audited)	(Audited)
Cash and cash equivalents	$13,581,377	$107,160
Working capital (deficiency)	13,460,648	(215,828)
Total assets	14,197,695	107,460
Total liabilities	532,043	323,288
Total stockholders' equity (deficiency)	13,665,652	(215,828)

Statement of Operations Data
	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005	For the Period From May 16, 2003 (inception) to December 31, 2006
	(Audited)	(Audited)	(Audited)
Operating expenses	$14,924,525	$1,998,805	$17,075,986
Net loss	14,818,318	1,998,805	16,969,779
Net loss per share	0.56	0.12	--

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our mineral properties.

We will need to raise additional financing to complete further exploration of our mineral properties. Furthermore, if the costs of our planned exploration programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these require funds, or on terms satisfactory to us. The continued exploration of our mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our mineral properties and to ultimately develop cash flow from operations and reach profitable operations. We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity. We presently believe that debt financing will not be an alternative to us as all of our properties are in the exploration stage. Alternatively, we may finance our business by offering an interest in our mineral properties to be earned by another party or parties carrying out further exploration thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our mineral properties.

As our mineral properties do not contain any reserves or any known body of economic mineralization, we may not discover commercially exploitable quantities of ore on our mineral properties that would enable us to enter into commercial production, achieve revenues and recover the money we spends on exploration.

Our properties do not contain reserves in accordance with the definitions adopted by the SEC and there is no assurance that any exploration programs that we carry out will establish reserves. All of our mineral properties are in the exploration stage as opposed to the development stage and have no known body of economic mineralization. The known mineralization at these projects has not yet been determined to be economic ore, and may never be determined to be economic. We plan to conduct further exploration activities on our mineral properties, which future exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable orebody exists on any of our mineral properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of ore. Any determination that our properties contain commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed.

Our exploration activities on our mineral properties may not be successful, which could lead us to abandon our plans to develop the property and its investments in exploration.

We are an exploration stage company and have not as yet established any reserves on our properties. Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of uranium exploration is determined in part by the following factors:

  identification of potential uranium mineralization based on superficial analysis;

  availability of government-granted exploration permits;

  the quality of management and geological and technical expertise; and

  the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be established or determined to be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover any mineralized material in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on our mineral properties.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that our inception was May 16, 2003 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred losses totalling approximately $16,969,779 from May 16, 2003 (inception) to December 31, 2006. As of December 31, 2006, we had an accumulated deficit of $16,969,779 and incurred net losses totalling approximately $14,818,318 during fiscal year ended December 31, 2006. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to acquire additional uranium exploration claims are more than we currently anticipate; (ii) exploration costs for additional claims increase beyond our expectations; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs.

Our participation in an increasingly larger number of uranium minerals exploration prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically discover uranium prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our exploration programs will be greatly limited. Our current plans require us to make capital expenditures for the exploration of our minerals exploration properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including the market prices of uranium. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional minerals exploration properties.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are a new entrant into the uranium minerals exploration industry without profitable operating history.

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring and exploring a very limited number of properties. As a result, there is limited information upon which to base our future success.

The business of minerals exploration is subject to many risks and uncertainties, including those described in this section, and if uranium is found in economic quantities, the profitability of future uranium mining ventures depends upon factors beyond our control. The profitability of mining uranium properties if economic quantities of Uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and, if applicable, mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved uranium reserves. We carry some property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

The uranium exploration industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The uranium exploration industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive uranium properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low uranium market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to explore them in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Uranium mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.

If economic quantities of uranium are found on any lease owned by us in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Uranium minerals exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

Uranium minerals exploration and development and future potential uranium mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential uranium mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Amir Adnani, our President, Chief Executive Officer, Principal Executive Officer and a director, D. Bruce Horton, a director, Randall Reneau, our Chief Exploration Officer and a director, and Harry Anthony, our Chief Operating Officer and a director. Further, we do not have key man life insurance on any of these individuals. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service of any of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Our officers and directors serve only part time and are subject to conflicts of interest. Each of our executive officers and directors serves only on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other corporate entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, our officers and directors may be subject to conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to Our Common Stock

Sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market by certain stockholders could cause a reduction in the market price of our common stock. As of the date of this prospectus, we have 37,317,088 shares of common stock issued and outstanding. Of the total number of issued and outstanding shares of common stock, certain stockholders are able to resell up to 3,653,583 and 5,091,000 shares of our common stock pursuant to registration statements declared effective on December 5, 2005 and October 20, 2006, respectively. As a result of these registration statements, 8,744,583 shares of our common stock were issued and are available for immediate resale which could have an adverse effect on the price of our common stock. In addition, this prospectus relates to the resale of an aggregate of 8,100,000 shares of our common stock.

As of the date of this prospectus, there are 29,971,088 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of the date of this prospectus, there are an aggregate of 4,407,500 stock options outstanding and an aggregate of 3,950,000 share purchase warrants outstanding.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

The trading price of our common stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock commenced trading on December 5, 2005 on the OTC Bulletin Board and the trading price has fluctuated. In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

One of our shareholders may exercise voting power of more than 8.0% of our common stock.

As of the date of this prospectus, Golden West Investments Ltd. ("Golden West") owns 3,250,000 shares of our common stock, or 8.7 % of our outstanding common stock, and is one of our largest shareholders. Due to its stock ownership, Golden West may be in a viable position to affect the election of the Board of Directors and, therefore, to affect the control our business and affairs including certain significant corporate actions such as acquisitions, the sale or purchase of assets, and the issuance and sale of our securities. Further, Golden West may be able to affect the prevention of or cause a change in control. We also may be prevented from entering into transactions that could be beneficial to us without Golden West's consent. The interest of one of our largest shareholders may differ from the interests of other shareholders.

Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock.

The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Our common stock is classified as a "penny stock" under SEC rules which limits the market for our common stock.

Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, and because the market price of the common stock has fluctuated and may trade at times at less than $5 per share, the common stock may be classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Shareholders under this prospectus. We would receive gross proceeds in the approximate amount of $8,100,000 assuming the exercise of all warrants of which the underlying common stock are being offered hereby.

All proceeds from the sale of the shares will be for the account of the Selling Shareholders, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services or any other expenses incurred by them in disposing of their shares. We will however incur substantially all of the costs associated with the filing of this prospectus and the registration statement of which it forms a part.

SELLING SHAREHOLDERS

The Selling Shareholders named in this prospectus are offering all of the 8,100,000 shares of common stock offered through this prospectus. The Selling Shareholders are comprised of our existing shareholders who:

  on December 13, 2006 purchased an aggregate of 2,800,000 December 13, 2006 Units, at a price of $2.50 per December 13, 2006 Unit, by way of the December 13, 2006 Private Placement, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant;

  on December 22, 2006 purchased an aggregate of 2,400,000 December 22, 2006 Units, at a price of $2.50 per December 22, 2006 Unit, by way of the December 22, 2006 Private Placement, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant; and

  on January 3, 2007 acquired an aggregate of 200,000 January 3, 2007 Units, at a price of $2.50 per January 3, 2007 Unit, by way of the January 3, 2007 Private Placement, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one January 3, 2007 Warrant.

On December 13, 2006, we issued an aggregate of 2,800,000 December 13, 2006 Units, at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant, to certain of the Selling Shareholders named herein by way of the December 13, 2006 Private Placement. Each whole December 13, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share. The December 13, 2006 Warrants are exercisable commencing on a date that is at least 61 days after the Selling Stockholder delivers a written notice to the Company and ending on the day which is the earlier of (i) 18 months from December 13, 2006 and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 2,800,000 shares of common stock issued in connection with the issuance of the December 13, 2006 Units and the 1,400,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 13, 2006 Warrants in the December 13, 2006 Private Placement.

On December 22, 2006, we issued an aggregate of 2,400,000 December 22, 2006 Units, at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant, to certain of the Selling Shareholders named herein by way of the December 22, 2006 Private Placement. Each whole December 22, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 2,400,000 shares of common stock issued in connection with the issuance of the December 22, 2006 Units and the 1,200,000 shares of common stock issuable upon exercise of the December 22, 2006 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 22, 2006 Warrants in the December 22, 2006 Private Placement. We agreed to have the registration statement declared effective within four months from the date of the issuance of the December 22, 2006 Units and, in the event that the registration statement is not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each U.S. $1.00 in aggregate funds paid by each subscriber for the December 22, 2006 Units for each 30 calendar day period (or partial period thereof) during which the registration statement has not been declared effective, after the expiry of the four month period.

On January 3, 2007, we issued an aggregate of 200,000 January 3, 2007 Units, at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one January 3, 2007 Warrant, to certain of the Selling Shareholders named herein by way of the January 3, 2007 Private Placement. Each whole January 3, 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 200,000 shares of common stock issued in connection with the issuance of the January 3, 2007 Units and the 100,000 shares of common stock issuable upon exercise of the January 3, 2007 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the January 3, 2007 Warrants in the January 3, 2007 Private Placement.

The private placement transactions were completed in reliance of Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance of Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

The selling shareholders are offering up to an aggregate of 8,100,000 shares of our common stock comprised of:

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,800,000 shares of our common stock issued on December 13, 2006 pursuant to the December 13, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,400,000 shares of our common stock issued on December 22, 2006 pursuant to the December 22, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 200,000 shares of our common stock issued on January 3, 2007 pursuant to the January 3, 2007 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,400,000 shares of our common stock issuable upon the exercise of the 1,400,000 December 13, 2006 Warrants issued pursuant to the December 13, 2006 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,200,000 shares of our common stock issuable upon the exercise of the December 22, 2006 Warrants issued pursuant to the December 22, 2006 Private Placement; and

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 100,000 shares of our common stock issuable upon the exercise of the 100,000 January 3, 2007 Warrants issued pursuant to the January 3, 2007 Private Placement.

The following table sets forth information as of May 10, 2007 regarding the ownership of the shares of common stock to be sold by the Selling Shareholders. The number of shares indicated for each Selling Shareholder includes both the shares issued in the private placement transactions and the shares issuable to the Selling Shareholders upon exercise of the warrants.

Information with respect to ownership is based upon information obtained from the Selling Shareholders. Information with respect to "Shares Owned Prior to this Offering" includes the shares issuable upon exercise of the warrants held by the Selling Shareholders even though some of these warrants are not exercisable within 60 days of May 10, 2007. The "Number of Shares Being Offered" includes the shares acquired by the Selling Shareholders in the private placement transactions described above and the shares that are issuable upon exercise of the warrants acquired by the Selling Shareholders. Information with respect to "Shares Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the Selling Shareholders. Except as described below and to our knowledge, the named Selling Shareholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock described below, none of the Selling Shareholders had or have any material relationship with us. On information and belief based upon query by the Company to the Selling Shareholders, we do not believe that any Selling Shareholders are registered broker-dealers or affiliates of registered broker-dealers.

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Shareholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
December 13, 2006 Private Placement(3)
Morgan Stanley & Co. fbo Passport Global Master Fund SPC Ltd. for and on behalf of Portfolio A - Global Strategy(4),(5)	2,113,000	5.67%	2,100,000	13,000	*
Morgan Stanley & Co. fbo Passport Materials Master Fund, LP(4),(5)	2,113,000	5.67%	2,100,000	13,000	*
December 22, 2006 Private Placement(6)
Ashdon Select Manager Trust Ashdon Investment Mgmt, LLC(7)	20,400	*	20,400	Nil	Nil
Compass SAV, LLC(7)	247,500	*	247,500	Nil	Nil
Compass Offshore SAV PCC Limit(7)	247,500	*	247,500	Nil	Nil
Daimler Chrysler Retirement Trust(7)	521,850	1.34%	521,850	Nil	Nil
Harry-Anna Investment Fund, Inc.(7)	153,600	*	153,600	Nil	Nil
Hallador Equity Fund, LLC(7)	98,100	*	98,100	Nil	Nil
QueensCare(7)	109,200	*	109,200	Nil	Nil
Westcliff Aggressive Growth, LP(7)	181,500	*	181,500	Nil	Nil
Westcliff Energy Partners, LP(7)	144,900	*	83,100	61,800	*
Westcliff Foundation(7)	23,800	*	13,800	10,000	*
Westcliff Fund, LP(7)	1,217,700	3.26%	1,217,700	Nil	Nil
Westcliff Long /Short LP(7)	145,500	*	145,500	Nil	Nil
Westcliff Master Fund LP(7)	248,450	*	91,650	156,800	*
Westcliff Partners LP(7)	184,650	*	184,650	Nil	Nil
Westcliff Small Cap(7)	73,500	*	73,500	Nil	Nil
Westcliff Venture Fund, LP(7)	210,450	*	210,450	Nil	Nil
January 3, 2007 Private Placement(8)
Gold Arrow Global Mining Fund(9)	225,000	*	225,000	Nil	Nil
Musgrave Investments Limited(10)	75,000	*	75,000	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Shareholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
Total:	8,354,600		8,100,000

*     Less than one percent.

  Includes shares of common stock currently held by the Selling Shareholder and shares issuable upon exercise of all warrants owned by the Selling Shareholder, even though some of these warrants are not exercisable within 60 days of May 10, 2007.

  The applicable percentage of ownership is based on 37,317,088 shares of common stock outstanding as of May 10, 2007, plus the number of shares of common stock that would be outstanding if all of the warrants held by such Selling Shareholder were exercised.

  Comprised of the shares underlying the December 13, 2006 Units. On December 13, 2006, we issued an aggregate of 2,800,000 December 13, 2006 Units, at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant, to certain of the Selling Shareholders named in the table above by way of the December 13, 2006 Private Placement. The common stock registered represents the 2,800,000 shares of common stock issued in connection with the issuance of the December 13, 2006 Units and also represents the 1,400,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants. Each whole December 13, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share. The December 13, 2006 Warrants are exercisable commencing on a date that is at least 61 days after the Selling Stockholder delivers a written notice to the Company and ending on the day which is the earlier of (i) 18 months from December 13, 2006 and (ii) nine months commencing from the effective date of the Company's proposed registration statement related to the December 13, 2006 Private Placement. Because the December 13, 2006 Warrants are not exercisable within 60 days, these Selling Shareholders are not considered the beneficial owners of the shares of common stock underlying the December 13, 2006 Warrants for purposes of Rule 13d-3 under the Securities Act.

  Includes 13,000 shares held by Partners Group Alternative Strategies PCC Limited Gold Iota Cell, a Guernsey protected cell company ("Passport Iota Cell"). Passport Holdings, LLC, a Delaware limited liability company ("Passport Holdings"), is the General Partner of the Passport Materials Master Fund, LP ("Materials Fund"), and Passport Management, LLC, a Delaware limited liability company ("Passport Management") serves as investment manager to Materials Fund and Passport Global Master Fund SPC Ltd and serves as Trading Advisor to Passport Iota Cell. Passport Capital, LLC, a Delaware limited liability company ("Passport Capital") is the managing member of Passport Management and of Passport Holdings.  John Burbank, a natural person, is the sole managing member of Passport Capital.  As a result, each of Passport Management, Passport Holdings, Passport Capital and John Burbank may be considered to indirectly beneficially own the securities directly beneficially owned by these Selling Stockholders.

  Pursuant to Rule 16a-1(a)(2)(ii)(B) under the Exchange Act, Mr. Burbank is deemed to be a beneficial owner of the shares beneficially owned by these Selling Stockholders only to the extent of the greater of his respective direct or indirect interest in the profits or capital account of such Selling Stockholders. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, this filing shall not be deemed an admission that Mr. Burbank is, for purposes of Section 16 of the Act or otherwise, the beneficial owner of any securities owned by the Funds in excess of such amount.

  Comprised of the shares underlying the December 22, 2006 Units. On December 22, 2006, we issued an aggregate of 2,400,000 December 22, 2006 Units, at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant, to the Selling Shareholders named in the table above by way of the December 22, 2006 Private Placement. The common stock registered represents the 2,400,000 shares of common stock issued in connection with the issuance of the December 22, 2006 Units and the 1,200,000 shares of common stock issuable upon exercise of the December 22, 2006 Warrants. Each whole December 22, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the Company's proposed registration statement related to the December 22, 2006 Private Placement.

  Ashdon Select Manger Trust Ashdon Investment Mgmt, LLC, Compass SAV, LLC, Compass Offshore SAV PCC Limited, Daimler Chrysler Retirement Trust, Harry-Anna Investment Fund, Inc., Hallador Equity Fund, LLC, QueensCare, Westcliff Aggressive Growth, LP, Westcliff Energy Partners, LP, Westcliff Foundation, Westcliff Long/Short, LP, Westcliff Master Fund, LP, Westcliff Partners, LP, Westcliff Small Cap Fund, LP, and Westcliff Ventures Fund, LP, are investment limited partnerships and other clients of which Westcliff Capital Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities on behalf of its clients. Westcliff and Mr. Spencer disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

  Comprised of the shares underlying the January 3, 2007 Units. On January 3, 2007, we issued an aggregate of 200,000 January 3, 2007 Units, at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one January 3, 2007 Warrant, to the Selling Shareholders named in the table above by way of the January 3, 2007 Private Placement. The common stock registered represents the 200,000 shares of common stock issued in connection with the issuance of the January 3, 2007 Units and the 100,000 shares of common stock issuable upon exercise of the January 3, 2007 Warrants. Each whole January 3, 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the Company's proposed registration statement related to the January 3, 2007 Private Placement.

  Kjeld Thygesen, portfolio manager for Gold Arrow Global Mining Fund, has discretionary authority to purchase, vote and dispose of the securities on behalf of Gold Arrow Global Mining Fund. Mr. Thygesen disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

  Peter Grut, portfolio manager for Musgrave Investments Limited, has discretionary authority to purchase, vote and dispose of the securities on behalf of its client. Mr. Grut disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

Because a Selling Shareholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Shareholder or as to the number of common shares that will be held by a Selling Shareholder upon the termination of such offering.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Shareholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The Selling Shareholders will sell their shares to the public at:

1.          the market price prevailing at the time of sale;

2.         a price related to such prevailing market price; or

3.         such other price as the selling shareholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each Selling Shareholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

4.         a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

5.         purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

6.         ordinary brokerage transactions in which the broker solicits purchasers;

7.         through options, swaps or derivative;

8.         in transactions to cover short sales;

9.         privately negotiated transactions; or

10.       in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the warrants in the December 13, 2006 Private Placement, December 22, 2006 Private Placement and January 3, 2007 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. We agreed to have the registration statement declared effective within four months from the date of the issuance of the December 22, 2006 Units and, in the event that the registration statement is not declared effective by that date, to issue additional warrants to the Selling Shareholders under the December 22, 2006 Private Placement to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each U.S. $1.00 in aggregate funds paid by each subscriber for the December 22, 2006 Units for each 30 calendar day period (or partial period thereof) during which the registration statement has not been declared effective, after the expiry of the four month period.

We will keep the registration statement effective for a period of not less than nine months from the effective date of the registration statement, including the filing of such amendments and supplements to the registration statement and this prospectus as may be necessary to comply with the provisions of the Securities Act.

If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We will advise the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock, including the Selling Shareholders' expenses relating to the registration. These expenses are estimated to be $44,570.20, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

Management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this registration statement, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of May 10, 2007 are as follows:

Name	Age	Position with the Company
Amir Adnani	29	President, Chief Executive Officer, Principal Executive Officer and a director
Alan P. Lindsay	56	Chairman and a director
Harry Anthony	59	Chief Operating Officer and a director
Randall Reneau	58	Chief Exploration Officer and a director
Ivan Obolensky	82	Director
Erik Essiger	41	Director
Pat Obara	51	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Amir Adnani. Mr. Amir Adnani has been our President, Chief Executive Officer, Principal Executive Officer and a director since January 24, 2005. Mr. Adnani is an entrepreneur with an extensive background in business development and marketing. In September 2004, he founded and is currently a director of and, from September 2004 to January 2007 had been President of, Blender Media Inc., a Vancouver based company that provides strategic marketing and financial communications services to public companies and investors in mineral exploration, mining, and energy sectors. In June 2001, Mr. Adnani co-founded, and from June 2001 to September 2004, was a director and officer of Fort Sun Investments Inc, a strategic marketing and financial communications services company for public companies. Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia. Mr. Adnani is not a director or officer of any other U.S. reporting company.

Alan P. Lindsay. Mr. Alan P. Lindsay has been our Chairman and a director since May 16, 2003. Mr. Lindsay has extensive experience and expertise in the mining and biomedical fields. From 2000 to the present, he has been the chairman, president and chief executive officer of MIV Therapeutics Inc., a publicly-listed biomedical company focused on biocompatible coating technology for stents and medical devices, and was also a co-founder of GeneMax Pharmaceuticals, a biotech company with a novel cancer treatment technology discovered at the University of British Columbia. Mr. Lindsay was the founder of AZCO Mining Inc. and served as Chairman, President and CEO of AZCO from 1992 to 2000. During his term, AZCO obtained listings on both the Toronto and American Stock Exchanges. AZCO developed the Sanchez copper deposit and Piedras Verdes copper deposits with a combined SX-EW oxide copper resource of 3.25 billion pounds of copper. Mr. Lindsay negotiated a business transaction with Phelps Dodge Corporation that led to the sale of the Sanchez deposit for $55 million and a joint venture on the Piedras Verdes deposit. Mr. Lindsay is not a director or officer of any other U.S. reporting company.

Harry Anthony. Mr. Harry Anthony has been our Chief Operating Officer and a director since February 2005. Mr. Anthony has over thirty years of experience in the uranium mining industry. From approximately 1997 to present, Mr. Anthony has been a consultant through Anthony Engineering Services for several major uranium companies and international agencies, which duties generally include project evaluation, operations "trouble shooter" and technical and financial expert. From approximately 1990 through 1997, Mr. Anthony was a senior vice president of Uranium Resources, Inc., where he managed all facets of operations and technical support to achieve production goals, drilling, ion exchange, reverse osmosis, software development and equipment design. His duties also included oversight of construction, technical aspects, and daily operations of plants and wellfields, budget planning and forecasting, property evaluations and reserve estimations. Mr. Anthony also previously served as the vice-president of engineering/engineering manager of Uranium Resources, Inc., and a project superintendent and project engineer for Union Carbide Corp. Mr. Anthony was on the board of directors of Uranium Resources, Inc. from 1984 through 1994. He is the author of several publications and the recipient of the awards "Distinguished Member of the South Texas Mineral Section of AIME -1987" and "1999 Outstanding Citizen of the Year - Kingsville Chamber of Commerce". Mr. Anthony received an M.S. in Engineering Mechanics in 1973 and a B.S. in Engineering Mechanics in 1969 from Pennsylvania State University. Mr. Anthony is not a director or officer of any other U.S. reporting company.

Randall Reneau. Mr. Randall Reneau has been our Chief Exploration Officer and a director since January 24, 2005. Mr. Reneau is registered as a Certified Professional Geologist with over 30 years of experience in mineral exploration and project management in the United States, Mexico, Brazil and West Africa. Mr. Reneau has significant experience exploring for uranium in the United States, specifically in Texas, Arizona, New Mexico and Wyoming, the states known to hold the largest uranium reserves. He extensively explored these states while employed in a senior position for Conoco Uranium, a subsidiary of Conoco Ltd., and Wold Nuclear, a privately-held company. For the past 10 years, he has been an independent contractor, performing geology services for mining and exploration companies internationally. He obtained his M.S. in Environmental Engineering from Kennedy-Western University, Boise, Idaho, and a B.A. in Geology from Central Washington University. Mr. Reneau is not a director or officer of any other U.S. reporting company.

Erik Essiger. Mr. Essiger became a director of our company and a member of our Audit Committee on August 23, 2006. During the past five years Mr. Essiger has been: the Managing Director and the founder of Precisetech GmbH, a corporate finance advisory company focused on international M&A transactions (from October 2004 to present); a member of the Supervisory Board of Corix Capital AG (from December 2003 to present); the Senior Manager, Transaction Services Strategy Group, with PricewaterhouseCoopers AG, heading up the commercial and due diligence practice of that group in Germany which provided services mainly to private equity clients of the firm (from April 2003 to September 2004); and a member of the Executive Board (Vorstand) of MultiMedia Technologies AG, a producer of set-top-boxes and a company operating in the fields of interactive digital television and the streaming media market (from July 2000 to July 2002) Mr. Essiger also has extensive international experience in corporate restructuring; especially in Germany, Russia, Hong Kong and Switzerland; and he was a member of the German-Russian co-operation council. Mr. Essiger is not a director or officer of any other U.S. reporting company.

Ivan Obolensky. Mr. Obolensky has 40 years experience in the investment banking business as a financial analyst, with specific expertise in the defense aerospace, oil and gas, nuclear power, metals and minerals, publishing and high technology industries. He has been an executive of several investment banks, including Sterling Grace & Co., Jesup, Josephthal & Co., Dominick and Dominick, Inc., Middendorf Colgate, and CB Richard Ellis Mosley Hallgarten. Currently, Mr. Obolensky is a Vice President of Shields & Company, an Investment Bank and Member of the New York Stock Exchange. Ivan Obolensky is a Registered Investment Advisor and a member of the New York Society of Security Analysts. He has made frequent appearances as a guest on CNBC, CNNfn, and Bloomberg TV. Mr. Obolensky is also a member of various foundations and philanthropic organizations, and serves as Chairman and CEO of the Soldiers' Sailors' Marines' and Airmen's Club in New York. He is a graduate of Yale University and a retired Lieutenant (Junior Grade) in the U.S. Naval Air Corps.

Pat Obara. Mr. Obara became our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer on August 23, 2006. During the past five years Mr. Obara has worked as a consultant to several private and publicly listed companies providing various consulting services in the areas of corporate finance and administration. From March of 2003 to present Mr. Obara has provided various administrative consulting services to private companies involved in business activities in Asia and North America. Prior to April of 2004 Mr. Obara served as the Chief Financial Officer and a director of two public companies listed on the TSX Venture Exchange. Mr. Obara was involved in the restructuring, organizing and management of these early stage companies which were involved in the resource and technology sectors. Mr. Obara is not a director or officer of any other U.S. reporting company.

Term of Office

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Significant Employees

There are no significant employees other than our executive officers.

Audit Committee

Our board of directors has established an Audit Committee, comprised of Mr. Alan Lindsay, Mr. Erik Essiger and Mr. Ivan Obolensky. The Audit Committee operates pursuant to a charter adopted by the board.

Family Relationships

Alan Lindsay is the father-in-law of Amir Adnani.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of May 10, 2007, there are 37,317,088 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Amir Adnani 2303 - 930 Cambie Street Vancouver, British Columbia, Canada V6B 5X6	2,157,701(2)	5.78%
Alan P. Lindsay 2701 - 1500 Hornby Street Vancouver, British Columbia, Canada, V6Z 2R1	2,069,787(3)	5.55%
Harry Anthony P.O. Box 1328 Kingsville, Texas, U.S.A., 78364	1,363,500(4)	3.65%
Randall Reneau 9302 Mystic Oak Trail Austin, Texas, U.S.A., 78750	1,702,500(5)	4.56%
Ivan Obolensky 425 East 79th Street New York, NY, U.S.A., 10021	112,500(6)	*
Erik Essiger P.O. Box 37491, Dubai, UAE	100,000(7)	*
Pat Obara 2791 West 35th Avenue, Vancouver, British Columbia, Canada, V6N 2M1	225,000(8)	*
All executive officers and directors as a group (7 persons)	7,730,988(9)	20.73%
Major Shareholders:
Isaiah Capital Trust 28 - 30 The Parade St. Heller, Jersey, Channel Islands, JE4 8XY	2,711,667(10)	7.27%
Golden West Investments P.O. Box 97, Leeward Highway Provenciales, Turks & Caicos Islands, BWI	3,250,000(11)	8.71%
Morgan Stanley & Co. fbo Passport Global Master Fund SPC Ltd. for and on behalf of Portfolio A - Global Strategy 402 Jackson Street, San Francisco, USA 94111(15) (16)	2,113,000(12)	5.71%
Morgan Stanley & Co. fbo Passport Materials Master Fund, LP 402 Jackson Street, San Francisco, USA 94111(15) (16)	2,113,000(13)	5.71%
Sprott Asset Management Inc.	2,250,000(14)	6.03%

*       Less than one percent.

  Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 10, 2007. As of May 10, 2007, there were 37,317,088 shares issued and outstanding. Beneficial ownership amounts reflect the forward stock split effective February 28, 2006.

  This figures represents (i) 1,730,201 shares of common stock, (ii) stock options to purchase 202,500 shares of our common stock at an exercise price of $0.33 per share expiring on December 20, 2015 and (iii) stock options to purchase 225,000 shares of our common stock at an exercise price of $3.30 per share expiring on January 2, 2017.

  This figure represents (i) 1,306,287 shares of common stock, (ii) 163,500 shares of common stock held of record by Alan P. Lindsay's wife and (iii) stock options to purchase 600,000 shares of our common stock at an exercise price of $0.33 per share expiring on December 20, 2015.

  This figure represents (i) 763,500 shares of common stock, (ii) stock options to purchase 375,000 shares of our common stock at an exercise price of $0.33 per share as to 202,500 shares and 172,500 shares expiring on December 20, 2015 and February 14, 2016, respectively, and (iii) stock options to purchase 225,000 shares of our common stock at an exercise price of $3.30 per share expiring on January 2, 2017.

  This figure represents (i) 1,500,000 shares of common stock and (ii) stock options to purchase 202,500 shares of our common stock at an exercise price of $0.33 per share expiring on December 20, 2015.

  This figure represents (i) 12,500 shares of common stock and (ii) stock options to purchase 100,000 shares of our common stock at $5.70 per share expiring on March 30, 2017.

  This figure represents stock options to purchase 100,000 shares of our common stock at $1.30 per share expiring on October 10, 2016.

  This figure represents (i) stock options to purchase 200,000 shares of our common stock at $1.30 per share expiring on October 10, 2016, and (ii) stock options to purchase 25,000 shares of our common stock at $3.30 per share expiring on January 2, 2017.

  This figure represents (i) 5,569,788 shares of common stock and (ii) stock options to purchase 2,155,000 shares of our common stock.

  Isaiah Capital Trust is a trust organized under the laws of Jersey, Channel Islands. The trustee of Isaiah Capital Trust is Equity Trust (Jersey) Limited.

  Golden West Investments Ltd. is a corporation organized under the laws of Belize. The sole director of Golden West Investments Ltd. is Trustell Ltd.

  This figures includes (i) 1,400,000 shares of common stock and (ii) warrants to purchase 700,000 shares of our common stock at a price of $3.00 per share held by this Selling Shareholder. However, the warrants are not exercisable within 60 days, and therefore the stockholder named above disclaims beneficial ownership of the shares underlying the warrants for purposes of Rule 13d-3 under the Securities Act. See "Selling Shareholders" for more information about this Selling Shareholder.

  This figures includes (i) 1,400,000 shares of common stock and (ii) warrants to purchase 700,000 shares of our common stock at a price of $3.00 per share held by this Selling Shareholder. However, the warrants are not exercisable within 60 days, and therefore the stockholder named above disclaims beneficial ownership of the shares underlying the warrants for purposes of Rule 13d-3 under the Securities Act. See "Selling Shareholders" for more information about this Selling Shareholder..

  This figures represents (i) 1,125,000 shares of common stock and (ii) warrants to purchase 1,125,000 shares of our common stock at a price of $2.00 per share. We are not aware who presently exercises dispositive and voting power with respect to the shares of common stock owned by Sprott Asset Management Inc.; and this shareholder has no known relationship with our company. We are also informed that Sprott Asset Management Inc. acquired our securities as a portfolio manager in the ordinary course of business for their own account without any view or intention to distribute their securities and that, at the time of purchase, they had no agreements or understandings, directly or indirectly, with the Company or with any other party to distribute the securities.

  Includes 13,000 shares held by Partners Group Alternative Strategies PCC Limited Gold Iota Cell, a Guernsey protected cell company ("Passport Iota Cell"). Passport Holdings, LLC, a Delaware limited liability company ("Passport Holdings"), is the General Partner of the Passport Materials Master Fund, LP ("Materials Fund"), and Passport Management, LLC, a Delaware limited liability company ("Passport Management") serves as investment manager to Materials Fund and Passport Global Master Fund SPC Ltd and serves as Trading Advisor to Passport Iota Cell. Passport Capital, LLC, a Delaware limited liability company ("Passport Capital") is the managing member of Passport Management and of Passport Holdings.  John Burbank, a natural person, is the sole managing member of Passport Capital.  As a result, each of Passport Management, Passport Holdings, Passport Capital and John Burbank may be considered to indirectly beneficially own the securities directly beneficially owned by these Selling Stockholders.

  Pursuant to Rule 16a-1(a)(2)(ii)(B) under the Exchange Act, Mr. Burbank is deemed to be a beneficial owner of the shares beneficially owned by these Selling Stockholders only to the extent of the greater of his respective direct or indirect interest in the profits or capital account of such Selling Stockholders. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, this filing shall not be deemed an admission that Mr. Burbank is, for purposes of Section 16 of the Act or otherwise, the beneficial owner of any securities owned by the Funds in excess of such amount.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 750,000,000 shares of common stock with a par value of $0.001 per share. As of May 10, 2007, there were 37,317,088 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

EXPERTS

The audited consolidated financial statements included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

Our company was incorporated under the laws of the State of Nevada on May 16, 2003 under the name "Carlin Gold Inc." During 2004 we changed our business operations and focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. On January 24, 2005, we filed an amendment to our Articles of Incorporation changing our name to "Uranium Energy Corp.".

On January 24, 2004, we completed a reverse stock split of our shares of common stock on the basis of one share for each two outstanding shares. Effective February 28, 2006, we completed a forward split of our shares of common stock on the basis of 1.5 shares for each outstanding share to increase liquidity for our shares of common stock. Effective February 28, 2006, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State which revised Section 3 of the Articles of Incorporation increasing the authorized capital stock from 75,000,000 shares of common stock, with a $0.001 par value, to 750,000,000 shares of common stock with a similar par value.

Alan Lindsay, Erik Essiger and Ivan Obolensky are "independent" directors of the Company as that term is defined in Rule 121 of the American Stock Exchange listing standards.

DESCRIPTION OF BUSINESS AND PROPERTIES

General

We are a natural resource exploration company engaged in the exploration of properties that may contain uranium minerals in the United States. Our strategy is to acquire properties that are prospective for uranium exploration and have undergone some degree of uranium exploration but have not yet been mined. To date, we have acquired interests in 45,748.49 gross acres of leased or staked mineral properties, consisting of claim blocks located in the States of Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. In 2007, we have plans to acquire further acres of mineral properties subject to adequate funding being completed. Other mineral property acquisitions are contemplated in states of interest that include Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming. These potential acquisition properties have not yet been specifically identified. Our ability to complete these acquisitions will be subject to our obtaining sufficient financing and our being able to conclude agreements with the property owners on terms that are acceptable to us.

As of the date of this prospectus, we have interests in an aggregate of 45,748.49 gross acres (38,586.98 net mineral acres) of properties that have been either leased or staked, which we intend to explore for economic deposits of uranium. These leases are also subject to 5.0% to 15.0% net royalty interests. These properties consist of claim blocks located in the States of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming. Each of these properties has been the subject of historical exploration by other mining companies, and provides indications that further exploration for uranium is warranted.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining. As such, we are considered an exploration or exploratory stage company. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of uranium or any other type of mineral. Since inception, we have not established any proven or probable reserves on our mineral property interests.

Background

The United States is generally the largest consumer of uranium in the world and consumed approximately 15 million pounds of uranium in 2006. Production of uranium in the United States in 2006 was approximately three million pounds, which supplied approximately 20% of the electricity consumed in the United States in 2006.

The price for uranium is generally determined by supply and demand. Over the past five years, the price for uranium has been gradually increasing and, on April 30, 2007, the spot price for uranium was approximately $113.00 per pound. We believe that there is potential for further increases in the price for uranium based upon an expected decrease in the available supply for uranium in 2008 and 2009.

Between 1960 and 1985, a significant amount of exploration work was conducted in the United States for uranium. A large number of these exploration projects were not pursued, however, these projects accumulated a significant amount of exploration data.

We have acquired a significant amount of this exploration data and have acquired interests in properties that we believe warrant further exploration for uranium based upon the exploration data we have acquired. Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining. We are also reviewing the exploration data we have acquired to determine other properties that we believe warrant further exploration for uranium and plan to acquire interests in such properties. We have identified a number of low grade projects that we believe we can fast track to production by conducting a number of different exploration and permitting activities at that same time, specifically in the state of Texas. Currently, most of our exploration activity is focused in the state of Texas. We are currently targeting the third or fourth quarter of 2009 to be in production. However, there can be no assurance that we will achieve our objectives in this regard, within the time frames targeted or at all.

We plan to follow the In-situ recovery method when mining for uranium, which is an alternative to conventional mining. We believe that this method of mining requires lower capital expenditures and has less impact on the environment, as well as a shorter lead time than conventional mining with respect to beginning production. In-situ leach mining of uranium involves pumping oxidized water through the underground uranium deposit, dissolving it and then pumping it to surface for further processing. Monitor wells on sides of the deposit assure none of the uranium-rich waters leak away from the production zone. We plan to offer our In-situ recovery engineering services as third party expertise to our peers as well.

According to a survey by the U.S. Department of Energy, in 1979 there were over 20,000 people employed in the uranium mining industry, compared to just over 400 people in 2004. We believe that there is a shortage of human resources in the uranium mining industry currently, which acts as a barrier in respect of the exploration for uranium. We have a team of 11 highly experienced uranium mining professionals, comprised primarily of geologists and engineers, which we believe is a competitive advantage for our company. These persons are involved in the review of the historical exploration data we have acquired in order to determine projects that warrant pursuing, as well as the exploration of our properties.

Our Database

We have acquired historical exploration data that may provide indications of locations that warrant further exploration for uranium. This prior exploration data consists of management information and work product derived from various reports, drill hole assay results, drill hole logs, studies, maps, radioactive rock samples, exploratory drill logs, state organization reports, consultants, geological study, and other exploratory information.

The following provides information relating to our database:

Paul Pierce

The Paul Pierce database covers the 6,700 acre Cebolleta property located in the Grants Mineral District, New Mexico, and consists of 601,486 feet of drill logs from 996 holes, drill hole location maps, geological and mine planning maps, various geological and mining reports, and surface and underground mine facility designs that were related to the past-producing JJ Number 1/L-Bar uranium mining and milling complex. The locations of multiple pre-existing mine shafts and underground access ways to uranium mineralized zones are also detailed.

This database was complied by the Standard Oil Company of Ohio (SOHIO) during the course of their development and production at JJ Number 1/L-Bar. We acquired the database from Paul Pierce, the Company's Manager of Mine Production. Mr. Pierce was employed by SOHIO from 1981 to 1986 as Senior Mining Engineer and Resource Development Specialist at the L-Bar operations.

We have exclusive ownership of this database.

Halterman

The Halterman database consists of exploratory and development work compiled during the 1970s and 80s, including extensive data on significant prospects and projects in the following known uranium districts in the states of Colorado, New Mexico and Utah: Grants, San Juan Basin, Chama Basin, Moab, Lisbon Valley, Dove Creek, Slick Rock and Uravan.

This database includes drilling and logging data from over 200,000 feet of uranium exploration and development drilling, resource evaluations and calculations, drill-hole locations and grade thickness maps, competitor activity maps as well as several dozen geological and project evaluation reports covering uranium projects in New Mexico, Colorado, Utah, Texas and California. These reports will be used by our geologists to assess uranium potential in various districts and to identify key land parcels for acquisition.

We have exclusive ownership of this database.

Brenniman

The Brenniman database includes drilling and logging data from over 1 million feet of uranium exploration and development drilling, resource calculation reports and various other geological reports, drill hole location maps and other mapping. This database includes approximately 142 drill hole gamma and E-logs. The data was originally compiled from 1972 to 1981 by various exploration companies, and covers over 100 uranium prospects in 15 southern US states. This library will be used by our technical personnel to determine locations of where drill-indicated uranium may exist.

We have exclusive ownership of this database.

Nueces

We have acquired copies of uranium drill logs from previous uranium exploration drilling projects covering a large area in the South Texas uranium trend. The data consists of approximately 150,000 feet of drill logs from 366 drill holes. This drill data provides regional geologic information and will be used to locate possible mineralized zones within the area of the South Texas uranium trend.

The data was acquired from Nueces Minerals Company, a privately-held oil and gas production company which owns the mineral rights to 72,000 contiguous acres covering portions of four counties in south Texas.

We do not have ownership or exclusive rights to this data.

Kirkwood

We acquired a database of uranium exploration results covering an area of approximately 13,000 acres within the uranium zone known as the Poison Spider area, in central Wyoming.  The area covered includes property already held by us, as well as by other publicly-traded uranium exploration companies. The database was compiled by William Kirkwood of North American Mining and Minerals Company ("NAMMCO") a significant player in the uranium, coal, gold and oil and gas industries in the western United States since the 1960s.The data acquired was generated from exploration originally conducted by companies such as Homestake Mining, Kennecott Corp, Rampart Exploration, as well as Kirkwood Oil and Gas, largely between 1969 and 1982 . The database consists of drill hole assay logs for 470 holes, including 16,000 feet of drilling, 22,000 feet of gamma logs, drill hole location maps, cross sections, geological maps, geological reports, and other assay data and will be used to locate possible mineralized zones in the Poison Spider area in central Wyoming.

We have exclusive ownership of this database.

Knupke

We acquired the exclusive rights to a uranium database consisting of 40 years worth of uranium exploration results, gathered largely from the South Texas uranium trend, where we have already been actively acquiring interests in land, on the basis of the data and will be used to locate possible mineralized zones.

The rights to this exploration database were provided to the Company by James A. Knupke, Consulting Geologist of Corpus Christi, Texas.  Under terms of an agreement, Mr. Knupke provided consulting services to the Company which included the review of his data base. Upon review of the database we acquired several prospective properties. We have terminated the agreement as we had substantially exhausted our review of Mr. Knupke's data.

We do not own or have exclusive rights to this database.

Odell

We acquired the rights to a database containing over 50 years of uranium exploration data for the state of Wyoming.

This database consists of 315,000 feet of drill logs, over 400 maps, copies of all US geological survey uranium publications dating back to 1954, and geological reports on uranium ore bodies throughout Wyoming. The database will be used to locate possible mineralized zones. The database is made available to the Company by Robert Odell, the compiler and publisher of the Rocky Mountain Uranium Minerals Scout since 1974.

We have not acquired ownership of this database, but rather the exclusive use of it as long as the owner remains our employee. Should he resign, we would be required to negotiate an agreement to acquire ownership.

Moore

We acquired a database of US uranium exploration results from Moore Energy Corporation, a private Oklahoma-based uranium exploration company.

The Moore Energy US uranium database consists of over 30 years of uranium exploration information in the states of Texas, New Mexico, and Wyoming, originally conducted during the 1970s, '80s and '90s.  It includes results of over 10,000 drill holes, plus primary maps, and geological reports.  It covers approximately one million acres of prospective uranium claims, in the South Texas uranium trend, New Mexico, and Powder River Basin, Wyoming, as well as zones in Texas, and will be used to locate possible mineralized zones.

The database also provides the Company with exploration data about its Goliad Project in south Texas, including 250,000 feet of drill logs and further delineates zones of potential uranium mineralization. It also contains drilling results from properties that are being developed by other uranium exploration companies, and also widespread regional data from throughout the South Texas uranium trend.

We have exclusive ownership of this database.

Additional information is set out in the discussion of our properties below.

Our Plan of Operations

Our plan of operations for the next 12 months is to conduct further exploratory drilling at the Weesatche project in Goliad County, Texas as described under "Plan of Exploration - 2007/2008" under the discussion relating to the Weesatche project below.

We also plan to undertake the exploration work programs described below under "Mineral Exploration Properties" in the next 12 months.

We also plan to acquire further acres of mineral properties in the states of interest that include Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. Our ability to complete these acquisitions will be subject to our obtaining sufficient financing and our being able to conclude agreements with the property owners on terms that are acceptable to us.

Our Principal Mineral Properties

Our principal mineral property is the Weesatche project in Goliad County, Texas. The property is without any known reserves and the program at the property is currently exploratory in nature. None of our other properties are currently considered material properties and we plan to conduct further exploration of these properties to determine mineralization thereon in due course.

Drilling was completed during September and October on the AB-claim group (41 unpatented lode mining claims) in the North Shirley Basin in the State of Wyoming, which consists of 847 acres held pursuant to a lease dated May 1, 2006. Thirty (30) holes totalling approximately 19,500 feet were drilled and logged.  Uranium mineralization was encountered in a majority of the holes, but grades were lower than historical drilling indicated.  The Company has terminated its lease agreement with the lessor, has restored the drill sites, and applied to the DEQ for the return of its restoration and plugging bond and, therefore, the Shirley Basin AB Claims are no longer considered a material project of our company and are not included in the total gross and net property acreages for the state of Wyoming.

The following provides information relating to our principal mineral property:

Weesatche Leases, Goliad County, Texas

The Weesatche project is located approximately 90 miles southeast of San Antonio, Texas, and is reached by car from San Antonio via Interstate 10 East to Highway 183 South to Weser, Texas. The Weesatche Project is 1 mile east-southeast of Weser, Texas, off State Highway 183, 15 miles north of the city of Goliad, Goliad County, Texas. Various areas of the project are accessable by numerous County roads.

Ownership Interest

Our company has currently leased thirteen tracts for 1,717.20 gross acres (1,567.37 net acres) in the Weesatche project area of Goliad County, Texas. The leases are for a five year primary term with an option for five additional years. All leases acquired to date have royalties payable to mineral owners at a fixed rate of 8.25% of actual sales price of yellowcake, minus certain costs. In order to retain title, we must pay annual delay rentals of $3.50 per acre due on the first anniversary of each lease and yearly thereafter for the first five year period of the lease, then the lease-specific renewal amount for the next five year period. Leases allow for In-Situ mining of uranium and related fissionable materials.

To date we have incurred $7,895,914 in acquisition costs comprised of $323,454 in cash payments and $7,572,460 in stock based compensation for the Weesatche project and total exploration expenditures to date are approximately $2,088,225. We anticipate spending approximately $755,511 in respect of the Weesatche project in the next twelve months. See "Management's Discussion and Analysis or Plan of Operations".

History of Previous Operations

Wide spaced exploration drilling was carried out by Coastal States Uranium in 1980 across the northern half of Goliad County during which time several significant shows were identified. Based on the shows, Coastal put together a land package of approximately 55,000 acres, and named the prospect Weesatche. Moore Energy Corporation ("Moore") picked up Weesatche in 1982 and initiated a drilling program based on the Coastal data that extended over a period of several years. Moore drilled approximately 500 exploration test holes for a total footage of approximately 225,000 feet.

Present Condition of the Property

The property under lease by Uranium Energy Corporation consists of open range land and is under exploration. No physical structures or equipment have been installed on the property. There are no mining or processing facilities present at Weesatche. This project is still in the exploration stage. Drilling rigs and associated support vehicles are the only equipment on the project site. There is no infrastructure or facilities at this time. Electric power is obtained from Guadalupe Valley Electric Cooperative, Inc., and water is obtained from American Pumping and Trucking, Inc. of Victoria, TX.

Geology of the Property

The Weesatche Project is located in the South Texas Uranium Trend along the depositional strike of the Tertiary sedimentary trend. The Tertiary and younger beds outcrop on concentric arcs paralleling the Gulf Coast. Striking north to northeast, the beds dip to the Gulf at approximately 20 to 80 feet per mile. The oldest uranium producing horizons in the district are in the Jackson Group of Eocene age. Overlying are the Oligocene Frio and Catahoula, Miocene Fleming and Oakville Formations, all overlain by the Goliad Formation of Pliocene age. The latter is the host formation for the uranium in the Weesatche. The Goliad Formation is comparatively coarse-grained, consisting of sand and some gravel with interbedded clay and silty clays. The formation is approximately 450 feet thick in the project area.

Uranium mineralization occurs along the flanks of paleo sand channels. Following deposition, the oxygen-rich groundwater (whose movement is primarily influenced by the regional southeast dip) transports the uranium in solution, until it encounters areas of reducing conditions where the uranium is then precipitated out of solution. At that point, uranium roll front deposits are formed. The areas of reduced geochemistry were formed near the many down-to-the-coast normal faults that intersected the paleo channels. These faults served as conduits for the reductant gases such as hydrogen sulfide. This mineralization occurs as roll fronts along the paleo stream channels. A schematic of a roll front is shown below.

Schematic of a South Texas Roll Front Uranium Deposit

At Weesatche, four distinct fluvial sand facies have been defined. These basal units of the Goliad Formation have been named the A, B, C and D sands, and the tops of the sand units occur at the following depths below ground surface of 90 feet, 180 feet, 235 feet and 340 feet, respectively. Each sand unit is bounded above and below by massive, impermeable clays averaging 60 feet in thickness. Groundwater is under confined conditions with a static water level of fifty feet below ground surface. Uranium mineralization occurs in all four sands, with the bulk currently being concentrated in the A and D sands. The reductant source is gas derived from deeper hydrocarbon deposits seeping upward along fault planes with are located proximal to the ore deposits.

Included in the set of exploration techniques is 3D modelling of the mineralization. Company geologists have input drilling results from the Company's drilling program into 3D rendering software for the purpose of creating theoretical representations of the underground mineralized zones. This technique converts drilling results into images that aid geologists in comprehending the spatial dimensions of the mineralization, and may aid in the planning of future phases of exploration.

Since drilling operations were initiated on the property in May of 2006, a total of 343 holes have been drilled for a total drilling footage of 108,479 feet. All exploration holes have been plugged and abandoned per our exploration permit administered by the Texas Railroad Commission. A total of 6 holes have been drilled and cased to function as monitor wells in support of our permitting efforts at the Weesatche Project. Also, a total of 6 holes were drilled for the collection of core samples.

The property is without any known reserves and the program at the property is currently exploratory in nature.

Plan of Exploration - 2007/2008

Our company completed the planned 32,000-foot drilling program during the fourth quarter of 2006. Based on encouraging results, a two-fold, follow-on program was designed to be performed during 2007 to support mine permitting, mine planning and expansion of existing resources. All 2007 drilling at Weesatche will be carried out under our approved Texas Railroad Commission Exploration Permit No. 123 dated February 3, 2006. The Permit has been extended for an additional year (until February 3, 2008).

The first phase of the new program will be to support ongoing environmental permitting. An additional 216 holes will be drilled. Total drilling footage for this part of the program will be approximately 75,840 feet.

The first phase will also involve a total of 5 core holes averaging 300 feet in depth. The cores will be collected and sent to an analytical laboratory to have agitation leach analyses run to best determine the composition of the mine lixiviant amenable to in-situ recovery methodology.

Following the coring program, at total of 5 cased holes will be installed and utilized as groundwater monitor wells. Groundwater will be sampled and analyzed as part of the ongoing environmental mine permitting application process. These six monitor wells will be drilled and cased to an average depth of 300 feet below ground surface. The entire cost of this first phase program will be approximately $595,000. It is anticipated that this first phase drilling program will be completed during the second quarter of 2007.

The second phase of drilling planned at Weesatche will be designed to explore additional acreage acquired during our company's 2006 - 2007 leasing program. It is anticipated that at least 500 exploratory holes will be required to adequately define the presence or absence of mineralization on the newly acquired acreage. The 500 holes will account for an approximate total of 227,250 feet of drilling and cost $1,500,000. This drilling program should be initiated during the second quarter of 2007 and extend into the first quarter of 2008.

Geologists and engineers performing work at the Weesatche project have developed a timetable of forecasted workflow, which includes the forecasted completion dates of various tasks which have been assigned to various personnel. The workflow has been broken down into two broad categories, which have then been further broken down into individual tasks, many of which can be performed contemporaneously. The two major categories of work relate to radioactive materials licenses and mine permits.

Within these two broad categories of work, are included the following tasks, many of which are required by the regulatory bodies to whom the Company is subject to oversight for exploration activities. The forecasted dates of completion of these tasks is also indicated. These are internal forecasts only, and the actual dates of the beginning or completion of these tasks may differ materially from the forecasts:

Radioactive Materials License
Archeology/History study	Q2 2006 - Q4 2006
Ecology study	Q1 2007 - Q4 2008
Soils/Sediments/Gamma testing	Q1 2007 - Q3 2007
Gamma/Radon-222 testing	Q1 2007 - Q4 2007
Socioeconomic study	Q1 2007 - Q3 2007
Radiological assessment	Q1 2007 - Q4 2008
MILDOS survey	Q1 2007 - Q3 2007
Feasibility Study	Q1 2007 - Q3 2007
Agency review and approval	Q4 2007 - Q4 2008

Mine Permit
Area groundwater baseline study	Q3 2006 - Q1 2007
Geology/Hydrology study	Q1 2007 - Q3 2007
Deep disposal well test	Q1 2007 - Q3 2007
Mine permit review and approval	Q2 2007 - Q1 2008
Disposal well review and approval	Q1 2007 - Q4 2007
Air exemption permit	Q4 2007 - Q1 2008
EPA aquifer exemption	Q1 2008 - Q1 2009
PAA review and approval	Q1 2008 - Q1 2009

Upon the satisfactory completion of these tasks, and with approval of all applicable regulatory agencies involved in these tasks, the Company may then proceed with uranium extraction, provided that this exploration property can establish economic uranium reserves.

Mineral Exploration Properties

We are participating in our mineral properties in the States of Arizona, New Mexico, Wyoming and Colorado by way of mining claims and mineral leases. The properties were staked and claimed by us and registered with the United States Bureau of Land Management ("BLM"). There are claim blocks acquired in this manner in Arizona, and further claim blocks in Colorado and New Mexico. We have surface access and complete mineral rights to an unlimited depth below surface. The claims are in effect for an indefinite period provided the claims are kept in good standing with the BLM and the counties. The claims were entered into between November 4, 2004 and October 2006. Annual maintenance fees to be paid to the BLM are relatively nominal. We will also be required to remediate the land upon release of the claim - bringing the land back into the state it was originally in prior to the commencement of our exploration activities. These costs are determined by the BLM and bonded accordingly.

In the States of Utah and Texas, we are participating in our mineral properties by way of property lease directly from the owners of the land/mineral rights. As of the date of this prospectus, we have executed one lease in Utah, and further leases in Texas. These leases give us similar access and privileges as described above, however with some important differences. Although we will have access to the surface, the mineral rights below surface are restricted to uranium and associated fissionable minerals only, with any other minerals and hydro carbons, including, for example, petroleum, retained by the lessor. The lease terms are for five years, and include five-year renewal periods. After the expiration of the second five-year term, the leases will be either held by production or the leases will be terminated. Royalty payments must be made to the lessor in event that we extract uranium ore from the properties. Royalty payments vary from 6.25% to 15.25%, or based on a sliding scale tied to the price of uranium. All royalties are based on the gross sales revenue less certain charges and fees.

We have the following gross and net acre mineral property interests in states indicated below under lease:

	Gross Acres	Net Acres(*)
Arizona	2,231.28	2,231.28
Colorado	4,338.60	4,338.60
New Mexico	25,616.76	18,723.26
Texas	4,491.81	4,223.80
Utah	2,226.94	2,226.94
Wyoming **	6,843.10	6,843.10
Total:	45,748.49	38,586.98

(*)   Certain of our interests in our mineral properties in New Mexico and Texas are less than 100%. Accordingly, we have presented the acreage of our mineral properties on a net acre basis.

(**) Does not include the AB claim Group (847 acres) in the State of Wyoming as the related lease agreement has been terminated.

These properties do not have any indicated or inferred minerals or reserves. We plan to conduct exploration programs on these properties with the intent to prove or disprove the existence of economic concentrations of uranium.

Since inception, we have not established any proven or probable reserves on our mineral property interests.

On October 11, 2005, we entered into a Mineral Asset Option Agreement (the "Option") with Brad A. Moore giving us the option to acquire certain uranium leases from Mr. Moore in the State of Texas. In consideration for the Option, we have paid Mr. Moore a cash payment of $50,000 and issued 1,000,000 shares of our restricted common stock. The Option, if exercised, will require the further issuance of 2,000,000 restricted common shares in varying share instalments over the three, six month intervals following the effective date of the Option (October 11, 2005). A further payment of $150,000 has been paid under the Option on February 1, 2006. Title to the properties to be acquired will transfer upon payment of all remaining stock required under the Option, the timing of which may be accelerated at our discretion. During the Option term, we have the right as operator to conduct or otherwise direct all the exploration on the properties to be acquired. As of this date all cash consideration and share issuances required pursuant to the terms of the Option have been completed.

On May 1, 2007, we entered into a joint venture with Neutron Energy Inc. ("NEI"), a Wyoming corporation, in connection with the exploration of a property covering approximately 6,700 acres located in Cibola County, New Mexico for uranium resources. In connection with the joint venture, Cibola Resources LLC ("Cibola"), a limited liability company under the laws of the State of Delaware, was formed to undertake the exploration activities contemplated by the parties. NEI acquired the mining lease to the property from La Merced del Pueblo de Cebolleta ("Ceboletta"), a private entity that has the authority over the natural resources of the property, pursuant to a letter agreement between Cebolleta and NEI dated January 27, 2007, and has contributed the lease to Cibola. In connection with the acquisition of the lease, NEI has made cash payments to Cebolleta of $3,000,000 to date. The Company has reimbursed an aggregate of $1,470,000 to NEI to date. As a result, NEI and the Company hold a 51% and 49% interest, respectively, in Cibola.

Arizona

All of our Arizona claims were previously the subject of exploration drilling for the incidence of Uranium by companies such as Noranda, Inc., Uranerz Energy Corp., Homestake Mining Co., and Oklahoma Public Services. We have acquired a 1979 Oklahoma Public Services ("OPS") geologic report contiguous to our claims (Artillery Peak) that indicates the possibility of incidence of uranium. OPS drilling continued on to our claims as evidenced by drill holes verified on the ground, and such drill cuttings were found to be radioactive. Close spaced developmental drilling is indicated on our claims located at Artillery Peak.

Other claims staked by us (Esther Basin, Crow Canyon and Dry Mountain) in Arizona were staked on known uranium occurrences as shown on Arizona State publication, "Occurrences of Uranium in Miscellaneous Sedimentary Formations, Diatremes and Pipes and Veins". Additionally, these claims were previously drilled by companies including Homestake Mining Co., Uranerz Energy Corp., and Noranda, Inc. in the 1970's uranium boom. Our management has confirmed prior claim ownership as verified with the United States Department of Interior - Bureau of Land Management. In addition, ground surveys completed by us have located various previous drill locations and radioactive anomalies as evidenced in ground and drill cuttings. We confirm that as of the date of this prospectus, our Arizona located claims contain no uranium reserves, and require extensive exploration by us.

The following provides information relating to such claims:
Property	Number of Claims or Leases Held	Acres
Artillery Peak 1	19 claims	392.54 gross acres 392.54 net acres
Artillery Peak 2	31 claims	640.46 gross acres 640.46 net acres
Dry Mountain	28 claims	578.48 gross acres 578.48 net acres
Esther Basin	10 claims	206.60 gross acres 206.60 net acres
Gunsight Canyon 1	11 claims	227.26 gross acres 227.26 net acres
Gunsight Canyon 2	9 claims	185.94 gross acres 185.94 net acres

Colorado

Claims acquired by us in Colorado have historical production tonnages and grades published in the Colorado Geological Survey, Bulletin 40 - "Radioactive Mineral Occurrences of Colorado". Additionally, a third party consulting miner/engineer was utilized by us for his first hand knowledge of the Colorado properties acquired. Also, our Chief Geologist previously evaluated and acquired a portion of the claims currently owned by us (the Carnotite Mine) while consulting for another company, International Texas Industries, Inc. We confirm that at the current date, our Colorado located claims contain no uranium reserves and require extensive exploration by us.

The following provides information relating to such claims:
Property	Number of Claims or Leases Held	Acres
Carnotite	18 claims	371.88 gross acres 371.88 net acres
Ambrosia Lake	158 claims	3,264.28 gross acres 3,264.28 net acres
Raven Mine Group	22 claims	454.52 gross acres 454.52 net acres
Triangulation Mine Group	12 claims	247.92 gross acres 247.92 net acres

Texas

We currently own two leases located in a South Texas uranium trend that have been the subject of substantial historical exploration by Wold Nuclear Corporation in the 1970's and 1980's, and constitute some of our most prospective exploration targets. Wold Nuclear was a private uranium exploration company based in Casper, Wyoming and owned by former Wyoming U.S. Congressman, John S. Wold. Wold Nuclear, discovered a number of large uranium deposits in Wyoming which were later acquired and put into production by major uranium production companies. Wold Nuclear's Texas operations were a joint exploration venture with Cotter Corporation. Our Chief Geologist was employed by Wold Nuclear as district and chief geologist of its Texas based operations.

Wold Nuclear's previous work conducted on and around the Uranium Energy Corp. exploration targets located in South Texas (Zavala County) is in a certain formation that was not the focus of uranium exploration in previous uranium booms (the "New Formation") (formation is not provided for competitive reasons). The New Formation represents a new "out of traditional trend" host rock for possible uranium mineralization. We have acquired a number of drill hole gamma logs, as well as one drill core whose chemical analysis supports the indication of uranium, along with lease and drill hole location maps. Insufficient drilling in past exploration programs did not quantify any reserves for Wold Nuclear.

The expected mineralized area comprising the New Formation has been defined in geological area by our own work product. The New Formation host rock is up to 250 feet thick and has the potential for uranium mineralization similar to Wyoming's Powder River Basin. As of the date of this prospectus, we have acquired two leases (473.06 gross acres) in an area where previous drilling and coring indicated uranium mineralization.

The following provides information relating to such leases:
Property	Number of Claims or Leases Held	Acres
Carrizo	9 leases	1,043.93 gross acres 966.51 net acres
Weesatche	13 leases	1,717.20 gross acres 1,567.37 net acres
Maetze	3 leases	166.83 gross acres 158.47 net acres
Nichols	3 leases	1,040.70 gross acres 1,020.13 net acres
Devillier	3 leases	654.85 gross acres 386.56 net acres
Goehring	2 leases	124.78 gross acres 124.78 net acres

Utah

Our Utah property (Crain Lease) was the subject of prior exploration drilling conducted by Pioneer-Uravan, Inc. and Truchas Limited in the 1970's to search for uranium indications. We have acquired gamma drill log interpretation worksheets from work previously conducted by Pioneer-Uravan, Inc. In addition, drill hole location maps have been obtained from work conducted for Pioneer-Uravan, Inc. and Truchas Limited. Further assay reports on core samples from exploration drilling previously conducted by Pioneer-Uravan, Inc. as verified by that company's commissioned assay report have also been obtained, as well as certain drill indicated uranium findings that provide the basis for preliminary reserve information as previously conducted and defined in a Truchas Limited summary and report (1979). We confirm that at the date of this prospectus, our Utah located claims contain no uranium reserves that we have independently verified, and require extensive exploration by us.

A gamma drill log interpretation worksheet is work product created from a listing of sensory information created at routine intervals that forms the output or log of a uranium testing technique used when exploring depths of the earth beneath the surface through exploratory drilling.

The following provides information relating to such claims and leases:
Property	Number of Claims or Leases Held	Acres
Crain	1 lease	640 gross acres 640 net acres
Ambrosia Lake	21 claims	433.86 gross acres 433.86 net acres

Exploration Work Programs - Arizona and Colorado

Our Chief Exploration Officer, Randall Reneau, a Certified Professional Geologist, based on historical data previously outlined and our own work product, has developed exploration programs unique to each state and claim block with the intent of proving or disproving the existence of uranium on these prospects. In order to carry out these exploration programs, $204,500 and approximately twelve months will be required, according to the exploration budget and schedule recommended by our Chief Exploration Officer. As of the date of this prospectus, we believe we currently have sufficient capital required to complete Phase I exploration costs. Our ability to pay for Phase I exploration costs is not expected to be impacted by possible further property acquisitions. Additional capital for possible future uranium exploration property related acquisitions will be funded through additional offerings of debt and equity on an as required basis.

The total cost of expected Phase II exploration on all mineral properties contemplated at this time is equal to $125,000 including contingency cost allowance. Additional costs for Phase II exploration work and for further lease and land acquisitions are expected to be funded by future financings from debt and equity sources. See "Management's Discussion and Analysis or Plan of Operations."

Phase I Work Programs - Arizona and Colorado

The work program that has been recommended for the mineral properties is dependent on the nature of the exploration conducted prior to our acquisition. The intended Phase I work programs will be on the claims located in both Arizona and Colorado.

During Phase I work programs on these particular mineral claims, we plan to review and analyze all historical exploration data available to us in our current possession, and to probe existing drill holes with gamma probes, with a strategy that attempts to confirm historical drill results. Costs have been estimated at $14,500 per claim block.

Phase I Work Programs - South Texas Leases

We currently own two (2) leases located in a known and established South Texas uranium trend that have been the subject of substantial historical exploration by Wold Nuclear in the 1970's and 1980's, and constitute the Company's most prospective exploration targets. We plan to review all historical exploration data and to probe historical drill holes, at an estimated cost of $30,000. Included in Phase I for these particular leases will also include 9,450 feet of new drilling, at an estimated cost of $94,500. A further $5,000 cost has been estimated for mobilization and demobilization, as well as $2,500 for surface remediation. The total cost of Phase I exploration on all mineral properties contemplated at this time is equal to $204,500.

The new drilling noted in the preceding paragraph will be performed utilizing a truck-mounted rotary drill. Due to the nature of the formations, a drilling mud system will be developed to ensure the resulting borehole can be advanced efficiently and will remain stable during subsequent geophysical logging. Drill hole spacings will be on the order of 400 to 100 feet apart based on the nature of the mineralization. It is anticipated that drill depths will be to 500 feet below ground surface on these project. During mud rotary drilling operations, the "cuttings" or drilled material flow up the boring between the boring wall and drill pipe, suspended in the mud, and are collected at the surface in a mud pit. At ten-foot intervals during drilling, a sample of the cuttings will be collected for visual analyses by the well-site geologist. The analysis will consist of describing rock types and noting any alteration to the drilled rock. Following the analysis, the samples will be disposed of in the mud pit.

During this exploration drilling program, samples may be sent to a laboratory for analyses, such as recovery amenability testing. The samples would be under a strict monitoring and tracking system from log-in to completion. Samples would be logged-in immediately upon receipt and carefully checked for any special handling that may be needed. All analytical procedures, sample handling, and preservation techniques are EPA approved (where applicable) and strictly adhered to. The laboratory duplicates every tenth sample to measure and control the precision of their work. Where applicable, the laboratory also spikes every tenth sample to test for accuracy. Reference samples from the EPA or from private sources are tested by the laboratory with every set of samples to provide a third measure of the performance of the laboratory's equipment and personnel.

Based on exploration databases acquired during 2006 we were able to establish five separate lease positions with the South Texas uranium trend. Four of these lease positions are within Goliad County and would compliment our existing Weesatche project. One of the positions was heavily drilled by Mobil Oil during the 1970's and 1980's. The three remaining Goliad County lease positions are highly encouraging prospects that we plan to drill during 2007 to prove or disprove the occurrence of uranium resources. The fifth lease position is within Duval County and falls within the Catahoula Formation, an historic uranium host formation of prolific proportions for South Texas. As previously stated, these lease position were developed by Company geologist during 2006 from historic databases. Land acquisition costs for these five prospects total $432,000 and drilling costs are approximated to be $562,000.

The exploration databases used to develop the five lease positions described above were obtained during the acquisition of the Moore Energy Corporation information and the acquisition of the Knupke database. Both databases consist primarily of numerous geophysical logs with corresponding maps, field reports, and regional maps. The Moore Energy database was developed over a period of approximately 10 years and consists of a compilation of their exploration projects and prospects and is quite reliable. This database will be used to guide in the development of the Weesatche Project and to develop additional projects and prospects. It is exclusively used by the Company. The Knupke database was developed by an individual over a period of approximately 20 years and consists of past project information, map and logs, and potential prospects developed through analysis of regional geology. This database was used exclusively by the Company during 2006.

Phase II Work Programs

The purpose of Phase I exploration work on the Artillery Peak, Esther Basin, and Dry Mountain claims in Arizona is chiefly to determine which areas require new drilling. Once the drill targets have been established, an estimated 7,500 feet of drilling is planned for all three properties, at an estimated cost of $75,000. The drill program will be allocated as follows: 3,000 feet at Artillery Peak; 1,500 feet at Esther Basin; 3,000 feet at Dry Mountain. These exploratory holes must then be logged using geophysical methods at an estimated cost of $15,000. A further $2,500 per property has been estimated for mobilization of drill equipment and again for demobilization, as well as $2,500 per property for surface remediation following drilling operations.

The total cost of Phase II exploration on all mineral properties contemplated at this time is equal to $125,000 including contingency cost allowance. Additional costs for Phase II exploration work and for further lease and land acquisitions are expected to be funded by future financings from debt and equity sources. We expect minimal effect on our ability to proceed with Phase II exploration should they be required in conjunction with further lease and land acquisitions as the amounts projected for Phase II exploration costs are not substantial in relation to budgeted total annual capital and operating expense expenditures. If however, additional land and lease expenditures during the next twelve months create a lack of capital for Phase II exploration costs beyond that anticipated in relation to available capital, we may not be in a financial position to conduct Phase II exploration if required.

In all cases, results from Phase I of exploration on our properties will determine whether we proceed to Phase II of the exploration program, or discontinue exploration on the property. Phase II costs, if any, will be incurred in the subsequent 12-month period, and would require additional financing.

We expect to purchase and build a Prompt Fission Neutron ("PFN") Logging Truck for a total aggregate cost of approximately $157,000. A PFN Logging Truck will enable company geologists to directly read uranium values in a borehole under "real time" conditions. A standard logging truck, running a gamma ray probe, reads all radioactive emitting elements in the hole and does not discriminate uranium. In the past, a core sample would need to be collected, sent to a laboratory for analysis of uranium before a geologist would know the exact uranium concentration in a bore hole. A PFN Logging Truck provides this information in the field and saves considerable time and money. We took delivery of this equipment in April 2007.

Our operational business plan calls for the acquisition of further uranium exploration properties in Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. We have developed detailed exploration programs for each claim block area of interest based on historical data derived from past uranium exploration by other companies with a mandate to prove or disprove the existence of uranium resources.

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking uranium minerals exploration properties throughout the world together with the equipment, labour and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime minerals exploration prospects and then exploit such prospects. Competition for the acquisition of uranium minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring, exploring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable uranium minerals exploration properties will be available for acquisition, exploration and development.

Minerals Exploration Regulation

Our minerals exploration activities are, or will be, subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Minerals exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations. In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry and our current operations have not expanded to a point where either compliance or cost of compliance with environmental regulation is a significant issue for us. Costs have been incurred to date with respect to compliance with environmental laws, primarily relating to the posting of a performance bond, and costs are only expected to increase with the increasing scale and scope of exploration operations, especially with the advent of Phase II exploration costs.

Minerals exploration operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations. Minerals exploration operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Minerals exploration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. As of the date of this prospectus, other than with respect to the posting of a performance bond, we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations. Environmental regulation is discussed in further detail in the following section.

Environmental Regulation

Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect minerals exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including mineral processing wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs. Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Research and Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers for the past three years.

Employees

Amir Adnani is our President and Chief Executive Officer, Pat Obara is our Chief Financial Officer, Randall Reneau is our Chief Exploration Officer, and Harry Anthony is our Chief Operating Officer. These individuals are primarily responsible for all our day-to-day operations. Other services are provided by outsourcing and consultant and special purpose contracts. We currently employee 11 persons on a full time basis and contract with approximately 13 individuals on a full time basis for ongoing services provided to the Company.

Leased Premises

We lease our principal office space located at 9801 Anderson Mill Road, Suite 230, Austin Texas, U.S.A., 78750, pursuant to a one-year lease ending on April 30, 2008. The office space cost is $2,948 per month. We also have a one-year lease ending on June 30, 2007 for an office located at Suite 210, 100 E. Kleberg Avenue, Kingsville, Texas, U.S.A., 78363. The office space cost is $1,500 per month. We also have a one-year lease ending on May 31, 2007 for an office located at Suite 230, 232 East Second Street, Casper, Wyoming, U.S.A., 82601. The office space costs $886 per month. We also have a two-year lease ending on March 1, 2009 for an office located at 6100 Indian School Road, NE, Suite 225, Albuquerque, NM, 87110. The office space cost is $1,859 per month for the first year of the lease and $1,909 for the second year of the lease.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements as at and for the years ended December 31, 2006 and 2005 and the related notes and the section of this prospectus entitled "Description of Business and Properties" that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors". Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations

Our plan of operations for the next twelve months is to continue with the exploration of our mineral properties. Our planned geological exploration programs are described in detail in this prospectus under "Description of Business and Properties".

Our planned exploration expenditures for the next twelve months on our mineral properties, together with amounts due to maintain our interest in these claims, are summarized as follows:
Name of Property	Planned Exploration Expenditures	Amounts of Claims Maintenance Due	Amount of Property Payment Due	Total
Weesatche	$740,935	$14,576	Nil	$755,511

The following sets forth information relating to all fees and other payments required to be made by us in the next twelve months:

Mining Claims	Lease Maintenance Payments	Access Agreement Fees	Database Maintenance Fees
$500,000 (Holley Option Payment)	$164,294	$nil	$nil

In addition, we will incur general and administrative expenses throughout the year that we anticipate will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, management fees, investor relations and general office expenses.

We had cash in the amount of $13,581,377 and a working capital surplus in the amount of $13,460,648 as of December 31, 2006. We completed private placement financings in December 2006 and January 2007 whereby we raised $13,500,000 in financing. Based on this financing, we anticipate that we will be able to carry out our exploration programs and plan of operations for the next twelve months without additional financing.

Beyond the next twelve months, we will be required to obtain additional financing in order to continue our plan of operations as we anticipate that we will not earn any revenues in the foreseeable future. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration programs. In the absence of such financing, we will not be able to continue exploration of our mineral claims. Even if we are successful in obtaining equity financing to fund our exploration programs, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mineral claims following the completion of preliminary exploration. If we do not continue to obtain additional financing, we may be forced to abandon our properties and our plan of operations

We may consider entering into a joint venture arrangement to provide the required funding to pursue drilling and advanced exploration of our mineral claims. Even if we determined to pursue a joint venture partner, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mineral claims to the joint venture partner.

Our exploration plans will be continually evaluated and modified as exploration results become available. Modifications to our plans will be based on many factors, including: results of exploration, assessment of data, weather conditions, exploration costs, the price of uranium and available capital. Further, the extent of our exploration programs that we undertake will be dependent upon the amount of financing available to us.

Results of Operations

We are an exploration stage company and have not generated any revenue to date. The following table sets forth selected financial information relating to our company for the periods indicated:
	Year Ended December 31, 2006	Year Ended December 31, 2005	For the Period from May 16, 2003 (inception) to December 31, 2006
Mineral property expenditures, net of recoveries	$4,716,223	$975,514	$5,749,903
Consulting fees - stock based	4,665,967	684,008	5,349,975
General and administrative	2,496,900	136,739	2,647,172
Management fees - stock based	923,253	-	923,253

	Year Ended December 31, 2006	Year Ended December 31, 2005	For the Period from May 16, 2003 (inception) to December 31, 2006
Consulting fees	708,555	-	708,555
Management fees	647,248	128,860	820,709
Wages and benefits - stock based	431,078	-	431,078
Professional fees	315,564	73,684	425,604
Depreciation	19,737	-	19,737
Net loss	$(14,818,318)	$(1,998,805)	$(16,969,779)

We have been funding our initial operations by way of private placements. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Our net loss for fiscal year ended December 31, 2006 was approximately ($14,818,318) compared to a net loss of ($1,998,805) during fiscal year ended December 31, 2005 (an increase of $12,819,513). During fiscal years ended December 31, 2006 and 2005, we did not generate any revenue.

During fiscal year ended December 31, 2006, we incurred expenses of approximately $14,924,525 compared to $1,998,805 incurred during fiscal year ended December 31, 2005 (an increase of $12,925,720). These operating expenses incurred during fiscal year ended December 31, 2006 consisted of: (i) mineral property expenditures of $4,716,223 net of recoveries, (2005: $975,514); (ii) general and administrative expenses of $2,496,900 (2005: $136,739); (iii) management fees of $647,248 (2005: $128,860); (iv) professional fees of $315,564 (2005: $73,684); (v) management fees - stock-based relating to the valuation of stock options granted to our officers and directors of $923,253 (2005: $-0-); (vi) consulting fees of $708,555 (2005: $-0-); (vii) wages and benefits - stock-based relating to the valuation of stock options granted to our employees of $431,078 (2005: $-0-); (vii) consulting fees - stock based relating to the valuation of stock options granted to our consultants of $4,665,967 (2205: $684,008); and (viii) depreciation in the amount of $19,737 (2005 $-0-).

Operating expenses incurred during fiscal year ended December 31, 2006 increased primarily due to the increase in exploration costs associated with the increased acquisition and exploration of our uranium properties and related infrastructure. General and administrative expenses incurred during fiscal year ended December 31, 2006 primarily increased relating to corporate marketing and increased business operations pertaining to the increased number of uranium properties acquired. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs. Stock based compensation relating to management fees, consulting fees and wages and benefits incurred during fiscal year ended December 31, 2006 substantially increased due to the recording of the non-cash expense of $4,665,967, $923,253 and $431,078, respectively, in connection with the grant of stock options to our officers/directors, employees and consultants.

Of the $14,924,525 incurred as operating expenses during fiscal year ended December 31, 2006, an aggregate of $216,680 was incurred payable to International Market Trend ("IMT") for amounts due and owing for operational, administrative and financial services rendered during fiscal year ended December 31, 2006. On December 1, 2005, we entered into a financial consulting agreement with IMT (the "Consulting Agreement"). In accordance with the terms and provisions of the Consulting Agreement: (i) we pay to IMT $10,000 monthly for services rendered by IMT; and (ii) we granted to IMT and/or its designates 1,300,000 Stock options exercisable at $0.50 per share.

Of the $14,924,525 incurred as operating expenses during fiscal year ended December 31, 2006, an aggregate of $647,248 was incurred payable to certain officers and directors in management and consulting fees. Of the $647,248: (i) we incurred to our President/Chief Executive Officer an aggregate of $130,000 in connection with performance of managerial, administrative and business development services and an additional $130,000 as bonus; (ii) we incurred to our Chief Operating Officer an aggregate of $137,143 in connection with performance of managerial and operational services; (iii we incurred to our Chief Exploration Officer an aggregate of $182,000 in connection with performance of exploration related services; and (iv) we incurred to our Chief Financial Officer an aggregate of $37,019 in connection with performance of administrative and financial services. As at December 31, 2006, there were no amounts due and owing to our directors and officers with the exception of the bonuses in the amounts of $225,581 due and owing to our President/Chief Executive Officer, Chief Operating Officer, Chief Exploration Officer and Chief Financial Officer. We also paid an aggregate $10,224 to a private company of which Amir Adnani, our President/Chief Executive Officer, is a director for marketing and media services rendered on our behalf. See "Item 10. Executive Compensation" and "Item 12. Certain Relationships and Related Transactions and Director Independence."

Operating expenses incurred during fiscal year ended December 31, 2006 were offset by income aggregating $106,207 consisting of $76,494 in interest income and $29,713 in other income from proceeds received for consulting services provided, resulting in a net loss of ($14,818,318). Operating expenses incurred during fiscal year ended December 31, 2005 were not offset by any income resulting in a net loss of ($1,998,805).

Our net loss during fiscal year ended December 31, 2006 was ($14,818,318) or ($0.56) per share compared to a net loss of ($1,998,805) or ($0.12) per share during fiscal year ended December 31, 2005. The weighted average number of shares outstanding was 26,342,512 for fiscal year ended December 31, 2006 compared to 17,298,582 for fiscal year ended December 31, 2005.

Liquidity and Capital Resources
	As at December 31, 2006	As at December 31, 2005
Cash and cash equivalents	$13,581,377	$107,160
Working capital (deficiency)	13,460,648	(215,828)
Total assets	14,197,695	107,460
Total liabilities	(532,043)	(323,288)
Stockholders' equity (deficiency)	13,665,652	(215,828)

Fiscal Year Ended December 31, 2006

As at fiscal year ended December 31, 2006, our current assets were $13,992,691 and our current liabilities were $532,043, which resulted in a working capital surplus of $13,460,648. As at fiscal year ended December 31, 2006, current assets were comprised of: (i) $13,581,377 in cash and cash equivalents; (ii) $235,040 in an agreement receivable; (iii) $20,020 in accounts receivable; and (iv) $19,796 in other current assets. As at fiscal year ended December 31, 2006, current liabilities were comprised of: (i) $306,462 in accounts payable and accrued liabilities; and (ii) $225,581 due to related parties.

As at fiscal year ended December 31, 2006, our total assets were $14,197,695 comprised of: (i) $13,992,691 in current assets; and (ii) $205,004 in property and equipment. The increase in total assets during fiscal year ended December 31, 2006 from fiscal year ended December 31, 2005 was primarily due to the increase in cash and cash equivalents resulting from receipt of proceeds from the private placement offerings and exercise of stock options.

As at fiscal year ended December 31, 2006, our total liabilities were $532,043 comprised entirely of current liabilities. The increase in liabilities during fiscal year ended December 31, 2006 from fiscal year ended December 31, 2005 was primarily due to the increase in amounts payable and accrued liabilities.

Stockholders' equity increased from ($215,828) for fiscal year ended December 31, 2005 to $13,665,652 for fiscal year ended December 31, 2006.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For fiscal year ended December 31, 2006, net cash flows used in operating activities was ($6,060,585), consisting primarily of a net loss of ($14,818,318). Net cash flows used in operating activities was adjusted by $6,020,298 to reconcile the non-cash expense of stock options granted and by $2,783,500 to reconcile non-cash mineral property expenditures.

For fiscal year ended December 31, 2005, net cash flow used in operating activities was $(751,610), consisting primarily of a net loss of $(1,998,805). The change in net cash flows used in operating activities during fiscal year ended December 31, 2006 from fiscal year ended December 31, 2005 related primarily to the increase in the non-cash expense of stock options granted of $6,020,298 (2005: $684,008) and non-cash mineral property expenditures of $2,783,500 (2005: $275,000). In fiscal year ended December 31, 2006, an increase in accounts payable provided cash of $192,006 compared to $85,601 in fiscal year ended December 31, 2005.

Cash Flows from Investing Activities

For fiscal year ended December 31, 2006, net cash flows used in investing activities was ($361,198) consisting of the purchase of equipment of $224,740 (2005 $-0-) and restricted cash deposits of $136,458 (2005: $-0-).

There were no cash flows from investing activities in fiscal year ended December 31, 2005.

Cash Flows from Financing Activities

We have financed our operations primarily from the issuance of equity and debt instruments. For fiscal year ended December 31, 2006, net cash flows from financing activities was $19,896,000 compared to $452,500 for fiscal year ended December 31, 2005, pertaining primarily to proceeds received from the sale of our common stock and offset by payment of financing charges of $329,700. We completed private placement financings in December 2006 and January 2007 whereby we sold an aggregate of 5,400,000 units at a price of $2.50 per unit for gross proceeds of $13,500,000.

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Plan of Operation and Funding

Our existing working capital is expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) uranium exploration operating activities; (ii) possible future reserve definition; (iii) possible future mining initiatives on current and future properties; and (iv) future possible property acquisitions. We intend to finance these expenses with further issuances of securities, and debt issuances. We expect we will need to raise additional capital to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

During fiscal year ended December 31, 2006, we engaged in private placement offerings under Regulation D and Regulation S of the Securities Act. Pursuant to the terms of the private placements, we issued aggregate amounts of our restricted common stock at subscription prices and under terms as follows:

  On April 1, 2006, we closed the April 2006 Private Placement Offering whereby we issued an aggregate of 300,000 April 2006 Units at a subscription price of $1.00 per April 2006 Unit for aggregate gross proceeds of $300,000. The aggregate April 2006 Units comprised 300,000 shares of our restricted common stock and 300,000 April 2006 Warrants with piggyback registration rights for all securities underlying the April 2006 Units issued. The April 2006 Warrants are exercisable at $1.50 per share for a term from the date of issuance and ending on the earlier of: (1) twelve months from the date of issuance, or (ii) six months from the effective date of registration.

  During May and June 2006, we closed the May and June 2006 Private Placement Offerings in the aggregate amount of 2,525,000 May and June 2006 Units at a subscription price of $2.00 per May and June 2006 Unit for total aggregate gross proceeds of $5,050,000. The aggregate May and June 2006 Units comprised 2,525,000 shares of our restricted common stock and 1,262,500 May and June 2006 Warrants with piggyback registration rights for all securities underlying the May and June 2006 Units issued. The May and June 2006 Warrants are exercisable at $2.50 per share for a term commencing on the date of issuance and ending on the earlier of: (i) twelve months from the date of issuance, or (ii) six months from the effective date of registration.

We filed a Form SB-2 Registration Statement under the Securities Act to register an aggregate of 5,091,000 shares, including the 3,057,500 common shares issued in the respective private placement offerings and the 2,033,500 common shares underlying the respective warrants. The Registration Statement was declared effective October 20, 2006.

  During December 2006, we closed the December 2006 Private Placement Offerings in the aggregate amount of 5,200,000 December 2006 Units at a subscription price of $2.50 per December 2006 Unit for aggregate gross proceeds of $13,000,000. The aggregate December 2006 Units comprised 5,200,000 shares of our restricted common stock and 2,600,000 December 2006 Warrants with piggyback registration rights for all securities underlying the December 2006 Units issued. The December 2006 Units are exercisable at $3.00 per share for a term commencing on the date of issuance and ending on the earlier of: (i) 18 months from the date of issuance, or (ii) nine months commencing from the effective date of the proposed registration statement.

  During January 2007, we closed the January 2007 Private Placement Offering in the aggregate amount of 200,000 January 2007 Units at a subscription price of $2.50 per January 2007 Unit for aggregate gross proceeds of $500,000. The aggregate January 2007 Units comprised 200,000 shares of our restricted common stock and 100,000 January 2007 Warrants with piggyback registration rights for all securities underlying the January 2007 Units issued. The January 2007 Units are exercisable at $3.00 per share for a term commencing on the date of issuance and ending on the earlier of: (i) 18 months from the date of issuance, or (ii) nine months commencing from the effective date of the proposed registration statement.

  There were no fees due or payable in connection with the December 2006 and January 2007 Private Placement offerings.

We filed a Form SB-2 Registration Statement of which this prospectus forms a part under the Securities Act to register an aggregate of 8,100,000 shares, including the 5,400,000 common shares issued in the respective private placement offerings and the 2,700,000 common shares underlying the respective warrants.

We have also received an aggregate $1,625,700 from the exercise of stock options at varying share exercise prices and an aggregate $1,053,125 from the exercise of 400,000 warrants at varying share exercise prices.

Going Concern

We commenced operations on May 16, 2003 and have not realized any significant revenues since inception. As at December 31, 2006, we have working capital of $13,460,648 and an accumulated deficit of $16,969,779 (December 31, 2005 - $2,151,461). We are in the exploration stage of our mineral properties and to date have not yet established any known mineral reserves on any of our existing properties. Our continued operations and the recoverability of the carrying value of our assets is ultimately dependent upon our ability to achieve profitable operations. We intend to continue to fund our initial operations by way of private placements as may be required. To date, we have completed private placements and exercised stock options for total proceeds of $20,926,396 from the issuance of shares of the our common stock.

Material Commitments

During March 2006, we committed to spend approximately $450,000 on company image and market development. As a result we executed a consulting agreement between the Company and EurXchange dated April 1, 2006 (the "Consulting Agreement") and in accordance with the terms and provisions of the Consulting Agreement: (i) we agreed to pay an aggregate of 290,000 EUR ($375,000 U.S. Dollars), with the first installment paid as of April 1, 2006 and the second and third installments of 80,000 EUR each paid on April 30, 2006 and May 30, 2006, respectively; (ii) EurXchange agreed to render to us consulting services including, but not limited to, translations of webpage, business plan and new releases into German, establishment of communication during European business hours, chat line coordination, web portal presence through Wallstreet Online, production and distribution of a MIDAS research report and a penny stock report, presentation of roadshows, production of certain mailers, and establishment of a Stock Hotline telephone line; and (iii) we issued to EurXchange an aggregate of 400,000 shares of our restricted common stock.

As of the date of this prospectus, we have paid to EurXchange an aggregate of 290,000 EUR pursuant to the terms and provisions of the Consulting Agreement. All fees have been paid to EurXchange and there are no further ongoing commitments due by the Company in connection with the Consulting Agreement.

We are also committed to pay our key executives a total of approximately $480,000 per year.

Purchase of Significant Equipment

We intend to purchase and build a Prompt Fission Neutron ("PFN") logging truck for a total aggregate cost of approximately $157,000. The truck has been purchased and a further deposit of $50,000 has been paid towards the purchase and installation of the PFN equipment. A further final payment of approximately $70,000 was paid upon delivery of the logging truck in the second quarter of 2007.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Mineral Property Costs

We are primarily engaged in the acquisition and exploration of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with shares of our common stock, those shares are valued at market at the time the shares are due.

Mineral property exploration costs are expensed as incurred.

When mineral properties are acquired under option agreements with future acquisition payments to be made at our sole discretion, those future payments, whether in cash or shares, are recorded only when we have made or are obliged to make the payment or issue the shares. Because option payments do not meet the definition of tangible property under EITF 04-2, all option payments are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, we have incurred only acquisition and exploration costs which have been expensed. To date we have not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

We have adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on our financial position or results of operations. To December 31, 2006, any potential costs relating to the ultimate disposition of our mineral property interests have not yet been determinable.

Impairment of Long-Lived Assets

We review property, plant, and equipment and certain identifiable intangibles, excluding goodwill, for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.

If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value. For the two fiscal years ended December 31, 2006 and 2005, we had no material impairment of our long-lived assets.

Stock-Based Compensation

On January 1, 2006, we adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. We use the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. We have elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006, the first day of our fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, we measured compensation expense for our employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. We applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On December 16, 2005, the Company issued 750,000, 750,000 and 450,000 shares of restricted common stock at a price of $0.333 per share for a value of $650,000 to three members of management, Amir Adnani, Randall Reneau and Leonard Garcia, respectively, as per their management agreements with the Company.

On December 20, 2005, 400,000, 200,000, 200,000, 135,000, 135,000, 50,000, and 50,000 pre-split stock options were granted at $0.50 per share to each of Alan Lindsay, Johnathan Lindsay, Grant Atkins, Amir Adnani, Randall Reneau, Bruce Horton and Steve Jewett, respectively, who were then officers and directors of the Company. The term of these options is ten years. The fair value of these options at the date of grant of $458,084 was estimated using the Black-Scholes option pricing model with an expected life of 10 years, a risk free interest rate of 4.47%, a dividend yield of 0% and an expected volatility of 55.21%.

During the year ended December 31, 2005, the Company had transactions with certain officers and directors of the Company as follows: the Company incurred $168,154 in management fees due, collectively, to Amir Adnani, Randall Reneau and Johnathan Lindsay, as to $57,458, $80,122 and 30,574, respectively; $118,154 was paid against outstanding management fees as to $7,458, $80,122 and $30,574 to each of Amir Adnani, Randall Reneau and Johnathan Lindsay, respectively; and $150,000 was advanced to the Company by a shareholder and consultant of the Company. Also, during the year ended December 31, 2005, Amir Adnani, an officer of the Company, incurred expenses on behalf of the Company totalling $8,832. As at December 31, 2005, $208,832 is owing in fees and expenses as to $58,832 to Amir Adnani and $150,000 to a Company consultant.

During fiscal year ended December 31, 2006, we had transactions with certain of our officers and directors as follows: (i) we incurred an aggregate of $647,248 in management and/or consulting fees to Amir Adnani, Alan Lindsay, Randall Reneau, Harry Anthony and Pat Obara in the amounts of $260,000, $21,000, $182,000, $137,143 and $37,019, respectively; and (ii) we recorded an additional aggregate $923,253 in stock based compensation expense. Also, during fiscal year ended December 31, 2006, $150,000 of advances to us from a shareholder and consultant were settled pursuant to the exercise of 450,000 stock options at $0.333 per share.

During fiscal year ended December 31, 2006, we paid $10,224 for marketing and media services to Blender Media, a private company of which Mr. Adnani, our President, is a director.

We executed the Anthony Employment Agreement pursuant to which we committed to pay him a monthly fee of $10,000 and grant an aggregate of 375,000 post-split stock options in 2005 and 2006 exercisable over ten year terms at $0.333 per share for a value of $121,890. Of the aggregate 375,000 stock options granted, 202,500 stock options were granted on December 20, 2005 and 172,500 on February 1, 2006.

Amir Adnani and Alan Lindsay are the founders, and may be considered promoters, of the Company. Mr. Adnani and Mr. Lindsay were issued an aggregate of 1,575,000 shares of our common stock at a price of $0.0013 per share for total proceeds of $2,100 at the time of the organization of the Company. Neither Mr. Adnani nor Mr. Lindsay have received anything of value from the Company in their capacities as promoters of the Company.

Amounts owing to related parties are unsecured, non-interest bearing and without specific terms of repayment.

Material Contracts

Anthony Employment Agreement

On February 15, 2006, our Board of Directors authorized and approved the execution of the "Anthony Employment Agreement". On July 1, 2006 our Board of Directors approved an amendment to the Anthony Employment Agreement extending the initial term thereunder to July 1, 2008. Pursuant to the terms and provisions of the Anthony Employment Agreement, as amended: (i) Mr. Anthony shall provide duties to us commensurate with his executive position as our Chief Operating Officer and he will also become a member of our Board of Directors; (ii) we shall pay to Mr. Anthony a monthly fee of $10,000.00; (iii) we granted an aggregate of 250,000 pre forward split stock options to Mr. Anthony to purchase shares of our restricted common stock at $0.50 per share for a ten-year term; and (iv) the Anthony Employment Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Anthony) prior to the effective date of such termination.

Reneau Services Agreement

From June 30, 2004, and as formalized in a letter agreement dated December 1, 2004 between us and Randall Reneau (the "Reneau Services Agreement"), Mr. Reneau has performed geological consulting services for us in exchange for $350 per diem plus expenses. During fiscal year ended December 31, 2004, Mr. Reneau invoiced us, and has been compensated, in the amount of $12,506. During fiscal year ended December 31, 2005, Mr. Reneau invoiced us, and has been compensated, in the amount of $72,838.

Corporate Relations Consulting Services Agreement

On March 1, 2006, we entered into a corporate relations consulting services agreement (the "Corporate Relations Consulting Agreement") with Michael Baybak and Company Inc., which is related to one of our shareholders ("Michael Baybak"). In accordance with the terms and provisions of the Corporate Relations Consulting Agreement: (i) the term is for an initial six-month period; (ii) we agreed to pay up to $5,000 per month during the initial six-month period for services rendered; and (iii) we issued an aggregate of 500,000 warrants exercisable at $1.00 per share for a ten-year term. The shares of common stock underlying the warrants have piggyback registration rights.

Management and Consulting Services

On December 16, 2005, our Board of Directors authorized and approved the issuance of an aggregate of 1,300,000 pre-forward stock split shares of restricted common stock as follows (1,950,000 post-forward stock split shares): (i) 500,000 pre-forward stock split shares (750,000 post-forward stock split shares) to Amir Adnani, one of our directors and our President and Chief Executive Officer, as compensation for management and consulting services provided to us; (ii) 500,000 pre-forward stock split shares (750,000 post-forward stock split shares) to Randall Reneau, one of our directors and our Chief Exploration Officer, as compensation for management and consulting services provided to us; and (iii) 300,000 pre-forward stock split shares (450,000 post-forward stock split shares) to an unaffiliated third party for consulting services provided to us.

Adnani Executive Services Agreement

On July 1, 2006, our Board of Directors authorized and approved the execution of the "Adnani Executive Services Agreement". Pursuant to the terms and provisions of the Adnani Executive Services Agreement: (i) Mr. Adnani shall continue to provide duties to us commensurate with his current executive positions as our President and Chief Executive Officer; (ii) we shall pay to Mr. Adnani a monthly fee of $10,000.00 for an initial term of two years expiring on July 1, 2008; (iii) we confirmed the previous granting of his existing pre forward split stock options; and (iv) the Adnani Executive Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Adnani) prior to the effective date of such termination.

Brad Moore Mineral Asset Option Agreement

On October 11, 2005, we entered into a Mineral Asset Option Agreement (the "Option") with Brad A. Moore giving us the option to acquire certain uranium leases from Mr. Moore in the State of Texas. In consideration for the Option, we paid Mr. Moore a cash payment of $50,000 and issued 1,000,000 shares of our restricted common stock. The Option, if exercised will require the further issuance of 2,000,000 restricted common shares in varying share instalments over the three, six month intervals following the effective date of the Option (October 11, 2005). A further payment of $150,000 has been paid under the Option on February 1, 2006. Title to the properties to be acquired will transfer upon payment of all remaining stock required under the Option, the timing of which may be accelerated at our discretion. During the Option term, we have the right as operator to conduct or otherwise direct the all exploration on the properties to be acquired.

Harry A. Moore Trust Agreement

On December 12, 2005, our Board of Directors authorized and approved the execution of an agreement (the "Moore Trust Agreement") with Harry A. Moore Trust (the "Moore Trust"). Pursuant to the terms and provisions of the Moore Trust Agreement, we acquired an undivided 100% legal, beneficial and registerable interest in and to certain assets consisting of certain drill and assay data regarding prospective tracts located in Goliad, Waller, Duval and McMullen Counties in the State of Texas. Pursuant to further terms and provisions of the Moore Trust Agreement, we paid to the Moore Trust certain payments aggregating $50,000.00 and issued an aggregate of 75,000 shares.

Eurotrade Management Group Ltd. Agreement

On February 1, 2006, our Board of Directors, pursuant to unanimous written consent, authorized and approved the execution of a corporate finance consulting services agreement (the "Consulting Services Agreement") with Eurotrade Management Group Ltd. ("Eurotrade"). Pursuant to the terms and provisions of the Consulting Services Agreement, we agreed to: (i) retain Eurotrade as a consultant for a one-year period effective February 1, 2006 (the "Effective Date"); (ii) within ten calendar days from the Effective Date, issue to Eurotrade an aggregate 515,000 pre-forward stock split shares of our restricted common stock (772,500 post-forward stock split); and (iii) reimburse Eurotrade for all pre-approved, direct and reasonable expenses actually and properly incurred by Eurotrade for our benefit in connection with its performance of consulting services.

Pursuant to further terms and provisions of the Consulting Services Agreement, Eurotrade agrees to perform certain corporate finance consulting services to us including, but not limited to, the following: (i) assist in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the corporate finance development and maintenance of our various business interests; (ii) assist in the organization and preparation of any and all business plans, technical reports, news releases and special shareholder or investment reports; (iii) assist in the liaison with and the setting up of all corporate alliances and regulatory associations; (iv) assist in the negotiation and structuring of any proposed transaction which will maximize our interests in each subject transaction together with the presentation of a written summary of said structure; and (v) assist in all other matters and services in connection with the corporate finance development and maintenance of our various business interests as may be determined by the Board of Directors.

On February 1, 2006, our Board of Directors subsequently authorized and approved the issuance to Eurotrade of an aggregate 515,000 pre-forward stock split shares (772,500 post-forward stock split shares) of our restricted common stock at $0.50 per share in accordance with the terms and provisions of the Consulting Services Agreement.

Drilling Database Information Agreement

On December 12, 2005, we entered into a drilling database information agreement (the "Drilling Database Agreement") with Jim Knupke. In accordance with the terms and provisions of the Drilling Database Agreement: (i) we are required to make cash payments to Mr. Knupke of $2,000 per month payable quarterly; (ii) issue an aggregate of 12,500 pre-forward stock split shares of our restricted common stock (18,750 post-forward stock split); and (iii) issue a further 12,500 restricted common shares quarterly for the next three quarters following the effective date of the Drilling Database Agreement.

Uranium Mining Lease

On June 13, 2006, we entered into a ten-year uranium mining lease (the "Lease") with John G. Jebsen and John Triantis (collectively, the "Lessor"), pursuant to which the Lessor granted and leased to us certain acreage consisting of 41 unpatented lode mining claims located in Carbon County, Wyoming. In accordance with the terms and provisions of the Lease, we shall: (i) investigate, explore, prospect, drill, solution mine, produce, extract, treat, process, and store uranium, thorium and other fissionable associated substances (the "Leased Substances"); (ii) pay to the Lessor an aggregate of $50,000 for the Lease; and (iii) pay to the Lessor a production royalty as follows: (a) in the event the sales price for the Leased Substances mined by us is less than $0.50 per pound, five percent (5%) of the net proceeds received, and (b) in the event the sales price for the Leased Substances mined by us exceeds $0.50 per pound, six percent (6%) of the net proceeds received. In addition to the payments required to be made by us under the terms of the Lease as discussed, we shall pay additional minimum advance royalties as follows: (i) $30,000 on or before September 15, 2006; which sum has been paid; (ii) $30,000 on or before January 1, 2007; (iii) $50,000 on or before June 1, 2007; (iv) $500,00 on or before December 1, 2007; (v) $500,00 on or before December 1, 2008; (vi) $50,000 on or before December 1, 2009; and (vi) $50,000 on or before December 1st of every year subsequent to December 1, 2009 and as long thereafter as Leased Substances are being produced in commercial quantities from the property subject to the Lease.

Option to Purchase Assets Agreement

On July 27, 2006, we entered into an option to purchase assets (the "Option") with High Plains Uranium Inc. ("High Plains"), pursuant to which we agreed to sell our unencumbered database consisting of 813 mobile drill logs (e-logs and lithlogs), 242 Moore Energy logs and certain drill hole location maps, reserve calculations, survey data and core analyses (collectively, the "Cadena Database"). In accordance with the terms and provisions of the Option: (i) High Plains shall within thirty calendar days (the "Option Period") pay us a non-refundable cash payment in the aggregate amount of $150,000, with an initial option payment of $25,000 paid on the date of execution of the Option and the final option payment of $125,000 on or before the end of the Option Period; and (ii) High Plains shall issue to us 333,333 shares of their common stock. Prior to exercise of the Option, High Plains may terminate the Option by providing a notice of termination to us in writing of its desire to do so at least five days prior to its decision to terminate. In the event the Option is terminated, High Plains shall have no right or entitlement to the Cadena Data or option payments made to date. To date we have received $150,000 in cash and the 333,333 shares of common stock of High Plains, which have been submitted to the transfer agent for re-issuance in the prescribed amount of common stock of Energy Metals Corp. pursuant to a plan of arrangement between Energy Metals Corp. and High Plains.

Epoch Consulting Agreement

On February 1, 2007 we entered into a 12 month Financial Consulting Agreement ("Agreement") with Epoch Financial Group, Inc. ("Epoch"), whereby Epoch, pursuant to terms of the Agreement will disseminate information about the Company to the investment community, assist in our public relations and create investor awareness programs. Epoch will arrange meetings with securities analysts, stock brokers and portfolio managers on a one to one and conference basis for the purpose of public exposure of the Company. We will compensate Epoch in the amount of $6,500 per month and will issue Epoch 2,500 restricted common shares of the Company per month through the term of the Agreement.

Market Pathways Services Agreement

On March 21, 2007 entered into a Web Services Agreement with Market Pathways Financial Relations Inc., whereby Market Pathways will provide dissemination of 5 news oriented distributions to its database of investors and Coverage by SmallCap Sentinel via enhanced news wire "investment opinion circuit". Total consideration for this service was $24,000 (paid).

Holley Option Agreement

On March 28, 2007, the Company entered into a letter option agreement with Betty, Fred and Marty Holley (the "Holley Option") granting the Company the option to acquire certain mineral property leases, which are located in the states of Colorado, New Mexico and Utah, together with certain historical database records and certain drilling rig equipment related to the same, for total consideration of $1,594,690. Under the terms of the Holley Option, and in order to maintain its option to acquire the assets, the Company is required to make the following option price payments totalling $1,400,000 to the order and direction of the Holley Option holders in the following manner:

(a)       an initial non-refundable payment of $25,000 on the Execution Date (paid) ;

(b)       a refundable payment of $100,000 on March 28, 2007 (paid) for the purchase of the drilling rig equipment and secured by way of promissory note pending the Company's continuance of the option;

(c)       a non-refundable payment of $475,000 on or before April 27, 2007 (paid);

(d)       a further non-refundable payment of $500,000 on or before April 27, 2008; and

(e)       a final non-refundable payment of $400,000 on or before April 27, 2009.

Upon execution of the Holley Option we also reimbursed the Holley Option holders with approximately $95,000 in prior regulatory property payments. In addition, we are required to pay a royalty of 2% or 3% of the gross proceeds received from the sale of any uranium or vanadium produced in relation to any mineral claim covered under the Holley Option and, at any time during the option period, or thereafter, the Company may elect to purchase the royalty interest at a base cost of $300,000 for each 1% interest it wishes to acquire.

EuroXchange Consulting Agreement

On March 29, 2007 the Company entered into a six month Consulting Agreement with EurXchange Consulting Ltd., whereby EurXchange will provide consulting services in connection with financial and investor public relations services in the Federal Republic of Germany. The Company will pay EurXchange a total amount of 300,178 Euros, with the first instalment of 209,000 Euros due on the effective date of the agreement (paid). The second instalment of 91,178 EUR is due 90 days from the effective date of the agreement.

Database Agreement

On April 4, 2007, the Company acquired a database from Paul Pierce for a total cash consideration of $75,000 (paid). The Paul Pierce database covers the 6,700 acre Cebolleta property located in the Grants Mineral District, New Mexico, and consists of 601,486 feet of drill logs from 996 holes, drill hole location maps, geological and mine planning maps, various geological and mining reports, and surface and underground mine facility designs that were related to the past-producing JJ Number 1/L-Bar uranium mining and milling complex. The locations of multiple pre-existing mine shafts and underground access ways to uranium mineralized zones are also detailed.

We have exclusive ownership of this database.

Neutron Agreements

On May 1, 2007, the Company entered into a Members' Agreement and Operating Agreement in respect of the Cibola property. The lease relating to the Cibola property was obtained pursuant to a letter agreement with the lessor.

Members' Agreement

The Members' Agreement sets forth the rights of NEI and the Company in respect of their interests in Cibola. Under the terms of the Members' Agreement, each of NEI and the Company (each a "Member") are obligated to contribute funds to Cibola to fund adopted programs and budgets in proportion to their respective interests in Cibola. NEI has been appointed as the manager to have overall management responsibility for the operations of Cibola. The Members' Agreement contains representations and warranties of each of the parties that are customary for agreements of this type. In addition, Cibola has agreed to indemnify each of NEI and the Company for losses arising as a result of any act or omission (other than willful misconduct or gross negligence) of NEI or the Company believed by them, in good faith, to be within the scope of authority conferred under the terms of the Members' Agreement. The resignation of a Member or any reduction of a Member's ownership interest in Cibola shall not relieve such Member of its share of any liability arising out of operations conducted or any other matter occurring prior to such resignation or reduction.

Upon the dissolution, liquidation or termination of Cibola, each Member shall remain liable to the other for its proportionate share of any continuing obligations arising out of or relating to Cibola for any liability. Each of NEI and the Company have granted a lien upon and a security interest in its ownership interest in Cibola to the other to secure every obligation and liability under the agreement. Neither NEI nor the Company may transfer all or any part of its rights or obligations under the agreement except with the consent of the other party. The parties have agreed that any interest or right to acquire any interest in real property or water rights within the Area of Interest (as defined in the Letter Agreement) in respect of the Cibola property that is acquired or proposed to be acquired during the term of the agreement by a Member shall be subject to the other Member's right to participate ratably in such interest.

Operating Agreement

The Operating Agreement sets forth terms relating to the conduct of exploration activities at the Cibola property and other matters relating to the management and operations of Cibola and otherwise. The agreement is effective for so long as the lease relating to the Cibola property remains in effect and thereafter until mining has permanently ceased on the Cibola property. Under the terms of the Operating Agreement, Cibola has assumed from the Members all environmental liabilities relating to the Cibola property. The Operating Agreement contains provisions relating to the elimination of an interest smaller than 10% in Cibola whereby any such interest shall be relinquished and shall be deemed to have accrued automatically to the other Member. The Operating Agreement sets forth the same representations and warranties provided in the Members' Agreement. The Operating Agreement also provides for preemptive rights in the event a Member desires to transfer its interest in Cibola to a third party whereby the non-transferring Member shall have the preemptive right to acquire any interest proposed to be transferred by the transferring Member. Under the terms of the Operating Agreement, the Members are required, within 180 days of the date of the Agreement, to prepare and adopt an initial exploration program and budget and the operations of Cibola shall be conducted in accordance therewith.

The Operating Agreement provides that Cibola shall be dissolved upon the occurrence of, among other things, unanimous written consent of the Members, at the election of a Member upon 60 days notice of termination to the other Member if an annual program and budget for the nine months after the expiration of the latest adopted program and budget is not adopted, upon the resignation of a Member pursuant to the provision in that regard set forth in the agreement or upon the bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of a Member. A Member may elect to resign from Cibola by giving written notice to the other Member of such resignation and, upon such resignation, the resigning Member shall be deemed to have transferred to the remaining Member all of its ownership interest in Cibola.

Letter Agreement

Under the terms of the letter agreement, in addition to the amounts already paid to Cebolleta, a further payment of $2,000,000 is required to be made to Cebolleta six months after the date of the letter agreement by Cibola. In addition, every year after the date of the letter agreement until production starts at a mine on the Cibola property, Cibola is required to pay an advance royalty of $500,000 to Cebolleta. As soon as an independent mining engineering firm completes a feasibility study with respect to the property, Cibola is required to make an additional cash payment to Cebolleta of $1.00 x the number of pounds of recoverable uranium reserved on the property within measured and indicated mineral reserves calculated in compliance with Canadian guidelines, subject to certain adjustments.

Cibola is also required to pay to Cebolleta a gross proceeds royalty on all uranium mined from the property according to the following schedule:

Royalty Rate	Uranium Sales Price
4.50%	$40.00 or less/lb
5.00%	$40.01 - $65.00/lb
5.75%	$65.01 - $75.00/lb
6.50%	$75.01 - $100.00/lb
7.00%	$100.01 - $125.00/lb
7.50%	$125.01 - $150.00/lb
8.00%	$150.01 or more/lb

The lease is effective for a ten year term and thereafter so long as Cibola is in good faith actively conducting operations on the property. During the term of the lease, Cibola is required to pay an agreed upon dollar amount as compensation for damage to or loss of use of each acre of cultivated crops, grazing range land, improved pasture and livestock lost as a result of exploration activities on the property. Cibola is also required to provide preferential contracting and employment opportunities for members of Cebolleta and conduct a program for training members of Cebolleta and other employees in mining technology and skilled trades. Furthermore, Cibola may not use water produced on the property if such use would, in any way, diminish the amount of water available to Cebolleta or its members for domestic, agricultural, ranching and other existing uses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER INFORMATION

Shares of our common stock commenced trading on the OTC Bulletin Board under the symbol "URME 'OB" on December 5, 2005. The market for our common stock is limited, and can be volatile. The following table sets forth the high and low bid prices relating to our common stock on a quarterly basis for the periods indicated as quoted by the NASDAQ stock market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Month Ended	High Bid	Low Bid
March 31, 2007	$5.91	$5.61
December 31, 2006	$3.58	$2.67
September 30, 2006	$3.25	$1.72
June 30, 2006	$4.85	$2.00
March 31, 2006	$7.33	$0.83
December 31, 2005	Nil	Nil

As of May 10, 2007, we had 89 shareholders of record.

Dividend Policy

No dividends have been declared or paid on our common stock. We have incurred recurring losses and do not currently intend to pay any cash dividends in the foreseeable future.

Securities Authorized For Issuance Under Compensation Plans

We have one equity compensation plan approved by securityholders, the Uranium Energy Corp. 2006 Stock Incentive Plan (the "2006 Plan"). The table set forth below presents information relating to our equity compensation plans as of the date of this prospectus:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders (2006 Stock Incentive Plan)	4,407,500	$1.40	1,760,000
Equity Compensation Plans Not Approved by Security Holders	3,950,000(1)	$2.65	Nil

(1) Represents shares of our common stock to be issued upon the exercise of warrants issued pursuant to private placements conducted by the Company as described below.

2006 Stock Incentive Plan

On December 19, 2005, our Board of Directors authorized and approved the adoption of the 2005 stock option plan effective December 19, 2005. On October 10, 2006, we adopted the 2006 Stock Incentive Plan in place of the 2005 Stock Option Plan, under which an aggregate of 10,000,000 of our shares may be issued. All securities issued under the 2005 Stock Option Plan are covered by the 2006 Plan. We have registered the shares underlying the 2006 Plan pursuant to a registration statement on Form S-8 with the SEC.

The purpose of the 2006 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2006 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine, among other things, (i) the persons to be granted awards under the 2006 Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights, dividend equivalent rights, among others, under the 2006 Plan. An aggregate of 10,000,000 of our shares may be issued pursuant to the grant of awards under the 2006 Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the 2006 Plan. If the administrator under the 2006 Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", he or she shall immediately forfeit all rights to any of the awards outstanding. The 2006 Plan is subjective to approval by the shareholders of the Company within twelve (12) months from the date of adoption of the 2006 Plan by the Company's board.

The foregoing summary of the 2006 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2006 Stock Incentive Plan, a copy of which has been filed with the SEC.

During fiscal year ended December 31, 2006, we granted an aggregate of 2,485,000 stock options at varying exercise prices ranging from $0.33 per share to $2.46 per share. During fiscal year ended December 31, 2006, an aggregate of 3,137,500 stock options were exercised for at varying exercise prices resulting in receipt of aggregate proceeds of $1,625,700. We granted a further aggregate 1,030,000 stock options subsequent to December 31, 2006 as to 615,000 shares and 415,000 shares exercisable at $3.30 and $5.70 per share, respectively. Subsequent to December 31, 2006, an aggregate 995,000 stock options were exercised at varying exercise prices resulting in receipt of aggregate proceeds of $831,666.

As of the date of this prospectus, there are an aggregate of 4,407,500 stock options granted and outstanding.

Common Stock Purchase Warrants

As of the date of this prospectus, there are an aggregate of 3,950,000 common stock purchase warrants issued and outstanding. During fiscal year ended December 31, 2006 and January 2007, we issued an aggregate 5,233,500 common stock purchase warrants. The warrants to purchase shares of common stock and the shares of common stock underlying the warrants were issued in private placements by us during fiscal year 2006 and in January 2007 as follows: (i) on March 1, 2006 we issued 500,000 warrants to acquire up to 500,000 shares of our common stock at an exercise price of $1.00 per share during the period commencing on March 1, 2006 and ending on March 1 2016; (ii) on April 1, 2006, we issued 300,000 warrants to acquire up to 300,000 shares of our common stock at an exercise price of $1.50 per share during the period commencing on April 1, 2006 and ending on the day which is earlier of (a) April 1, 2007, or (b) six months commencing from the effective date of our registration statement (the "April 2006 Warrants"); (iii) during May/June 2006, we issued 1,262,500 warrants to acquire up to 1,262,500 shares of our common stock at an exercise price of $2.50 per share during the period commencing on the effective date of the registration statement and ending on the day which is the earlier of (a) twelve months from the date of issuance, or (b) six months commencing from the effective date of the Company's proposed registration statement (the "May 2006 Warrants"); on March 28, 2007, we extended the expiration period of certain holders of these warrants to September 5, 2007 in the aggregate amount of 750,000 warrants. The exercise price remains unchanged. (iv) in May and June of 2006, we issued an aggregate of 471,000 non-transferable Finder's Fee warrants to acquire 471,000 shares of our common stock as a finder's fees in connection with the offering of the May 2006 Units, which Finder's Fee warrants have the same terms and conditions as the May 2006 Warrants; (v) on December 13, 2006, we issued 1,400,000 warrants to acquire up to 1,400,000 shares at an exercise price of $3.00 per share commencing on a date that is at least 61 days after a shareholder delivers to us a written notice and ending on a day which is the earlier of (a) 18 months from December 13, 2006, or (b) nine months commencing from the effective date of the pending Registration Statement (the "December 13, 2006 Warrants"); (vi) on December 22, 2006, we issued 1,200,000 warrants to acquire up to 1,200,000 shares at an exercise price of $3.00 per share until the earlier of (a) 18 months from the date of issuance, or (b) nine months commencing from the effective date of the pending Registration Statement (the "December 22, 2006 Warrants"); and (vii) on January 3, 2007, we issued 100,000 warrants to acquire up to 100,000 shares at an exercise price of $3.00 per share until the earlier of (a) 18 months from the date of issuance, or (b) nine months commencing from the effective date of the pending Registration Statement (the "January 2007 Warrants").

In addition, an aggregate of 2,700,000 shares of common stock underlying common stock purchase warrants are registered under this prospectus.

As of the date of this prospectus, 1,283,500 share purchase warrants have been exercised for aggregate proceeds of $2,908,750, and there are 3,950,000 share purchase warrants granted and outstanding.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during 2006 (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Amir Adnani, President and CEO	2006	130,000(1)	130,000(2)	250,000(3)	---	510,000
Randall Reneau, Chief Exploration Officer	2006	120,000(1)	62,000	250,000(3)	---	432,000
Pat Obara, Secretary, Treasurer and CFO	2006	28,438(1)	8,581	---	232,000(4)	269,019
Harry Anthony, COO	2006	112,143(1)	25,000	---	75,253(4)	212,396

  These amounts represent fees paid by the Company to the Named Executive Officers during the past year pursuant to various employment and consulting services agreements, as between the Company and the Named Executive Officers, which are more particularly described in this registration statement and, specifically, under the matter captioned "Employment and Consulting Agreements" hereinbelow.

  This amount represents a discretionary bonus which was accrued by the Company and authorized to be paid to Amir Adnani during the past fiscal year by the Company's Compensation Committee (which was paid in January of 2007) under the terms of Mr. Adnani's existing Executive Services Agreement with the Company which is more particularly described under the matter captioned "Employment and Consulting Agreements" hereinbelow.

  These amounts represent the deemed value at the date of issuance of 750,000 bonus shares which were issued by the Company to each of the Named Executive Officers during the 2005 fiscal year; the expense of which was deferred by the Company and amortized over the 2006 fiscal year.

  These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes option pricing model.

The following table sets forth information as at December 31, 2006 relating to options that have been granted to the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (m/d/y)
Harry Anthony, COO	202,500 and 172,500	---	---	0.33 0.33	12/20/15 02/01/16
Amir Adnani, President and CEO	202,500	---	---	0.33	12/20/15
Randall Reneau, Chief Exploration Officer	202,500	---	---	0.33	12/20/15
Pat Obara, Secretary, Treasury and CFO	200,000	---	---	1.30	10/10/16

The following table sets forth information relating to compensation paid to our directors in 2006:

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Alan Lindsay, Chairman	21,000(1)	---	---	21,000
Amir Adnani, President and CEO	---		---	---
Harry Anthony, COO	---		---	---
Randall Reneau, Chief Exploration Officer	---		---	---
D. Bruce Horton, director	---		---	---
Erik Essiger, director	10,087(2)	-	116,000(3)	126,087

  Alan Lindsay receives $3,000 per month for the provision of various management consulting services provided by Mr. Lindsay to the Company on a monthly basis and from time to time.

  Erik Essiger received a one-time payment of $10,087 as a fee and for the reimbursement to him of certain expenses incurred by him as a consequence of his attending certain Board of Directors' meetings of the Company during the past year.

  This amount represents the fair value of these options at the date of grant which was estimated using the Black-Scholes option pricing model.

Employment and Consulting Agreements

From June 30, 2004, and as formalized in a letter agreement dated December 1, 2004 between us and Randall Reneau (the "Reneau Services Agreement"), Mr. Reneau has performed geological consulting services for us in exchange for $350 per diem plus expenses. During fiscal year ended December 31, 2006, an aggregate of $120,000 was incurred by us to Mr. Reneau under the terms and provisions of the Reneau Services Agreement. During fiscal year ended December 31, 2006, we incurred an aggregate of $182,000 to Mr. Reneau including a $62,000 bonus. As of the date of this Prospectus, an aggregate of $-0- remains due and owing to Mr. Reneau as compensation under the Reneau Services Agreement.

On February 15, 2006, our Board of Directors authorized and approved the execution of an employment agreement between us and Harry Anthony (the "Anthony Employment Agreement"). On July 1, 2006 our Board of Directors approved an amendment to the Anthony Employment Agreement extending the initial term thereunder to July 1, 2008. Pursuant to the terms and provisions of the Anthony Employment Agreement, as amended: (i) Mr. Anthony shall provide duties to us commensurate with his executive position as our Chief Operating Officer and he will also become a member of our Board of Directors; (ii) we shall pay to Mr. Anthony a monthly fee of $10,000 to October 1, 2007 when the monthly fee paid to Mr. Anthony will increase to $12,500; (iii) we granted an aggregate of 250,000 pre forward split stock options to Mr. Anthony to purchase shares of our restricted common stock at $0.50 per share for a ten-year term; and (iv) the Anthony Employment Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Anthony) prior to the effective date of such termination.

During fiscal year ended December 31, 2006, an aggregate of $112,143 was incurred by us to Mr. Anthony under the terms and provisions of the Anthony Employment Agreement. During fiscal year ended December 31, 2006, we incurred an aggregate of $137,143 to Mr. Anthony including a $25,000 bonus. As of the date of this Prospectus, an aggregate of $-0- remains due and owing to Mr. Anthony as compensation under the Anthony Employment Agreement.

On July 1, 2006, our Board of Directors authorized and approved the execution of the execution of an executive services agreement between us and Amir Adnani (the "Adnani Executive Services Agreement"). Pursuant to the terms and provisions of the Adnani Executive Services Agreement: (i) Mr. Adnani shall continue to provide duties to us commensurate with his current executive positions as our President and Chief Executive Officer; (ii) we shall pay to Mr. Adnani a monthly fee of $10,000.00 for an initial term of two years expiring on July 1, 2008; (iii) we confirmed the previous granting of his existing pre forward split stock options; and (iv) the Adnani Executive Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Adnani) prior to the effective date of such termination.

During fiscal year ended December 31, 2006, an aggregate of $130,000 was incurred by us to Mr. Adnani under the terms and provisions of the Adnani Executive Services Agreement. During fiscal year ended December 31, 2006, we incurred an aggregate of $260,000 to Mr. Adnani, including a bonus of $130,000. As of the date of this Prospectus, an aggregate of $0 remains due and owing to Mr. Adnani.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No agent of the Company or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

The annual audited consolidated financial statements of Uranium Energy Corp. for the years ended December 31, 2005 and 2006 are included in this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

URANIUM ENERGY CORP.
(an exploration stage company)

FINANCIAL STATEMENTS

DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Uranium Energy Corp.:

We have audited the balance sheets of Uranium Energy Corp., an exploration stage company, as at December 31, 2006 and 2005 and the statement of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005 and for the period May 16, 2003 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the years then ended, and for the period May 16, 2003 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

February 26, 2007
Vancouver, Canada

URANIUM ENERGY, CORP.
 (an exploration stage company)

BALANCE SHEETS

	December 31,	December 31,
	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$ 13,581,377	$ 107,160
Restricted cash (Notes 3 and 5)	136,458	-
Accounts receivable	20,020	-
Agreement receivable (Note 3)	235,040	-
Other current assets	19,796	300
	13,992,691	107,460

PROPERTY AND EQUIPMENT (Note 4)	205,004	-

	$ 14,197,695	$ 107,460

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 306,462	$ 114,456
Due to related parties (Note 9)	225,581	208,832
	532,043	323,288

CONTINGENCIES AND COMMITMENTS (Notes 3, 4 & 10)

STOCKHOLDERS' EQUITY (DEFICIENCY)
Capital Stock (Note 6)
Common stock $0.001 par value: 75,000,000 shares authorized
34,371,088 shares issued and outstanding
(2005 - 20,461,083)	34,371	20,461
Additional paid-in capital	29,604,624	2,565,172
Common stock purchase warrants	992,894	-
Share subscriptions received (Note 6)	250,000	-
Deferred compensation (Note 6)	(246,458)	(650,000)
Deficit accumulated during the exploration stage	(16,969,779)	(2,151,461)
	13,665,652	(215,828)

	$ 14,197,695	$ 107,460

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.
 (an exploration stage company)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Period from May 16, 2003 (inception) to December 31, 2006

EXPENSES
Mineral property expenditures, net of recoveries	$4,716,223	$975,514	$5,749,903
Consulting fees - stock based	4,665,967	684,008	5,349,975
General and administrative	2,496,900	136,739	2,647,172
Management fees - stock based	923,253	-	923,253
Consulting fees	708,555	-	708,555
Management fees	647,248	128,860	820,709
Wages and benefits - stock based	431,078	-	431,078
Professional fees	315,564	73,684	425,604
Depreciation	19,737	-	19,737
	14,924,525	1,998,805	17,075,986

LOSS BEFORE OTHER ITEMS	(14,924,525)	(1,998,805)	(17,075,986)

INTEREST INCOME	76,494	-	76,494
OTHER INCOME	29,713	-	29,713
	106,207	-	106,207

NET LOSS FOR THE YEAR	$(14,818,318)	$(1,998,805)	$(16,969,779)

BASIC AND FULLY DILUTED NET LOSS PER SHARE	$(0.56)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND FULLY DILUTED	26,342,512	17,298,582

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.

(an exploration stage company)

STATEMENT OF STOCKHOLDERS' EQUITY
FROM MAY 16, 2003 (INCEPTION) TO DECEMBER 31, 2006

	Common Stock		Additional	Stock Purchase	Subscriptions	Deferred	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Warrants	Received	Compensation	Deficit	Equity
Balance, May 16, 2003	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net loss for the period	-	-	-	-	-	-	(24,486)	(24,486)
Balance, December 31, 2003	-	-	-	-	-	-	(24,486)	(24,486)

Issued for cash at - $0.0013 per share	11,550,000	7,700	7,700	-	-	-	-	15,400
- $0.20 per share	2,413,936	1,610	481,186	-	-	-	-	482,796

Issued on conversion of debenture at
- $0.0013 per share	2,250,000	1,500	1,500	-	-	-	-	3,000
- $0.20 per share	35,000	23	6,977	-	-	-	-	7,000

Issued on settlement of debts	79,647	53	15,876	-	-	-	-	15,929

Net loss for the year	-	-	-	-	-	-	(128,170)	(128,170)
Balance, December 31, 2004	16,328,583	10,886	513,239	-	-	-	(152,656)	371,469

Issued for cash at - at $0.333 per share	1,357,500	905	451,595	-	-	-	-	452,500

Issued pursuant to mineral property acquisition	825,000	550	274,450	-	-	-	-	275,000

Issued pursuant to service agreement	1,950,000	1,300	648,700	-	-	(650,000)	-	-

Stock based compensation	-	-	684,008	-	-	-	-	684,008

Reclassification for stock split	-	6,820	(6,820)	-	-	-	-	-

Net loss for the year	-	-	-	-	-	-	(1,998,805)	(1,998,805)
Balance, December 31, 2005	20,461,083	$20,461	$2,565,172	$ -	$ -	$(650,000)	$(2,151,461)	$(215,828)

URANIUM ENERGY, CORP.
(an exploration stage company)

STATEMENT OF STOCKHOLDERS' EQUITY
FROM MAY 16, 2003 (INCEPTION) TO DECEMBER 31, 2006

	Common Stock		Additional	Stock Purchase	Subscriptions	Deferred	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Warrants	Received	Compensation	Deficit	Equity
Balance, December 31, 2005	20,461,083	$20,461	$2,565,172	$-	$-	$(650,000)	$(2,151,461)	$(215,828)

Issued for cash at - $1.00 per share	300,000	300	299,700	-	-	-	-	300,000
- $2.00 per share	2,525,000	2,525	5,047,475	-	-	-	-	5,050,000
- $2.50 per share	5,200,000	5,200	12,994,800	-	250,000	-	-	13,250,000
Financing fees- cash	-	-	(329,700)	-	-	-	-	(329,700)
- warrants	-	-	(992,894)	992,894	-	-	-	-
Issued on the exercise of options	3,137,505	3,137	1,622,563	-	-	-	-	1,625,700
Issued pursuant to mineral property acquisition	1,500,000	1,500	2,586,000	-	-	-	-	2,587,500
Issued pursuant to drilling database information agreement (Note 6)	18,750	19	6,231	-	-	-	-	6,250
Issued pursuant to service agreements (Note 6)
- consulting services	1,172,500	1,173	1,156,327	-	-	(246,458)	-	911,042
- property expenditures	56,250	56	138,694	-	-	-	-	138,750
Stock based compensation
- options for consulting services	-	-	2,130,149	-	-	-	-	2,130,149
- options for management fees and wages	-	-	704,331	-	-	-	-	704,331
- vested options for property expenditures	-	-	57,250	-	-	-	-	57,250
- warrants for consulting services	-	-	1,618,526	-	-	-	-	1,618,526
Amortization of deferred compensation	-	-	-	-	-	650,000	-	650,000
Net loss for the year	-	-	-	-	-	-	(14,818,318)	(14,818,318)

Balance, December 31, 2006	34,371,088	$34,371	$29,604,624	$992,894	$250,000	$(246,458)	$(16,969,779)	$13,665,652

All share amounts have been restated to reflect the 2:1 reverse share consolidation in January 2005 and the 1.5:1 forward share split as of the date of record, February 28, 2006. (refer to Note 6)

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.
 (an exploration stage company)
STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Period from May 16, 2003 (inception) to December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(14,818,318)	$(1,998,805)	$(16,969,779)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	6,020,298	684,008	6,704,306
Non-cash mineral property expenditures	2,783,500	275,000	3,055,429
Depreciation	19,736	-	19,736
Changes in operating assets and liabilities:
Accounts receivable	(20,020)	-	(20,020)
Agreement receivable	(235,040)	-	(235,040)
Other current assets	(19,496)	1,313	731
Accounts payable and accrued liabilities	192,006	85,601	294,935
Due to related parties	16,749	201,273	225,581
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(6,060,585)	(751,610)	(6,924,121)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash	19,975,700	452,500	20,926,396
Share subscriptions	250,000	-	250,000
Convertible debenture proceeds	-	-	20,000
Financing charges	(329,700)	-	(329,700)
NET CASH FLOWS FROM FINANCING ACTIVITIES	19,896,000	452,500	20,866,696

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(224,740)	-	(224,740)
Restricted cash deposits	(136,458)	-	(136,458)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(361,198)	-	(361,198)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,474,217	(299,110)	13,581,377
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	107,160	406,270	-

CASH AND CASH EQUIVALENTS, END OF YEAR	$13,581,377	$107,160	$13,581,377

CASH AND CASH EQUIVALENTS CONSIST OF:
Cash in bank	$579,535	$107,160	$579,535
Short term investments	13,001,842	-	13,001,842
	$13,581,377	$107,160	$13,581,377
SUPPLEMENTAL CASH FLOW INFORMATION AND NON CASH INVESTING AND FINANCING ACTIVITIES (Note 11)

The accompanying notes are an integral part of these financial statements.

NOTE 1:          NATURE OF OPERATIONS

Uranium Energy Corp. (the "Company") was incorporated on May 16, 2003 in the State of Nevada as Carlin Gold, Inc. The Company is an exploration stage company that was originally organized to explore and develop precious metals in the United States.

During 2004, the Company changed its business direction from the exploration of precious metals to the exclusive focus on the exploration and development of uranium deposits in the United States and internationally. Due to the change in the Company's core business direction, the Company disposed of its 18 mineral property claims in the State of Nevada. In addition, the Company commenced reorganization, including a reverse stock split by the issuance of 1 new share for each 2 outstanding shares of the Company's common stock and the raising of further capital for its new operating directives (refer to Notes 3 and 9). On January 24, 2005, the Company approved a special resolution to change the name of the Company from Carlin Gold, Inc. to Uranium Energy Corp. On February 28, 2006; the Company completed a forward stock split by the issuance of 1.5 new shares for each 1 outstanding shares of the Company's common stock.

Since November 1, 2004, the Company has acquired mineral leases, directly and under options, for the purposes of exploring for economic deposits of uranium in the States of Arizona, Texas, New Mexico, Wyoming, Colorado, and Utah. To December 31, 2006, interests in approximately 18,712 net acres of mineral properties have been staked or leased by the Company. In May of 2006 the Company began drilling operation on the Goliad Project in south Texas. The Phase I program calls for 32,000 feet of drilling, consisting of 70 test holes.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company commenced operations on May 16, 2003 and has not realized any significant revenues since inception. As at December 31, 2006, the Company has an accumulated deficit of $16,969,779. The Company is in the exploration stage of its mineral property development and to date has not yet established any known mineral reserves on any of its existing properties. The continued operations of the Company and the recoverability of the carrying value of its assets is ultimately dependent upon the ability of the Company to achieve profitable operations. The Company intends to continue to fund its initial operations by way of private placements as may be required. To date, the Company has completed private placements and received funding through the exercise of stock options for total proceeds of $20,926,396 from the issuance of shares of the Company's common stock.

NOTE 2:          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 16, 2003 in the State of Nevada.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock, convertible debentures and financial instruments, Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to resource property interests and asset impairment tests.

Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with Company shares, those shares are valued at market at the time the shares are due.

Mineral property exploration costs are expensed as incurred.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares. Because option payments do not meet the definition of tangible property under EITF 04-2, all option payments are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. To December 31, 2006 any potential costs relating to the ultimate disposition of the Company's mineral property interests have not yet been determinable.

Impairment of Long-Lived Assets

The Company reviews property, plant, and equipment and certain identifiable intangibles, excluding goodwill, for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value. For the two fiscal years ended December 31, 2006, the Company had no material impairment of its long-lived assets.

Financial Instruments

The fair values of cash and cash equivalents, restricted cash, other current monetary assets, accounts payable and accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of the Company's net smelter royalty obligations (refer to Note 3) is not determinable at the current stage of the Company's exploration program. Accordingly, no value has been assigned by management. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on conversion of outstanding convertible debentures and exercise of stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at December 31, 2006, the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The following table illustrates the effect on net income after taxes and net income per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the year ended December 31, 2005:

Year ended December 31, 2005
Net loss for the year	As reported	$ (1,998,805)
SFAS 123 compensation expense	Pro-forma	(458,084)
Net loss for the year	Pro-forma	$ (2,456,889)
Pro-forma basic net loss per share	Pro-forma	$ (0.14)
Pro-forma diluted net loss per share	Pro-forma	$ (0.14)

Property and Equipment

Property and equipment are recorded at cost and are amortized using the straight-line method over their estimated useful lives at the following rates:

Computer Equipment	3 years
Furniture and Fixtures	5 years
Mining Equipment	5 years
Vehicles	5 years

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3:          MINERAL EXPLORATION PROPERTIES

Uranium Exploration

Since November 1, 2004, the Company has been acquiring mineral leases for the purpose of exploring for economic deposits of uranium in the states of Arizona, Colorado, Utah, Wyoming, and Texas. During 2005, the Company acquired five year lease interests in twenty-one further uranium exploration mineral properties totaling 7,413 gross acres in the states of Arizona, Colorado, Texas, Wyoming, and Utah, for the consideration of $181,113. The Company has an option to renew these leases for five years on terms similar to the original lease.

During 2006 the Company acquired an additional 11,299 net acres in Wyoming, Texas and New Mexico at a cost of $266,814. As of December 31, 2006, a total of 19,304 gross acres (18,712 net mineral acres) of mineral properties have been staked or leased by the Company in the States of Arizona, Colorado, Wyoming, Texas, New Mexico and Utah for the purposes of uranium exploration for a total cost of $447,927. These leases are subject to 5.0% to 15.25% net royalty interests. As of December 31, 2006, total annual lease payments of $76,617, excluding any share issuance requirements on the Moore Option, are required to maintain existing acquisitions. A regional breakdown of 2006 mineral property expenditures is provided below and where applicable, costs are allocated to individual projects.

During 2006, the Company incurred exploration and drilling costs on two projects, the i) Weesatche project, Goliad country, South Texas, and ii) AB Claim Group project, North Shirley Basin, Wyoming.

Weesatche Property

On October 11, 2005, the Company entered into a Mineral Asset Option Agreement (the "Moore Option") granting the Company the option to acquire certain mineral property leases in the State of Texas for total consideration of $200,000 and 3,000,000 post-split restricted common shares at a fair value of $0.33 per share. In consideration for the Option and its partial exercise over the option term, the Company has to date made cash payments totaling $200,000 and issued 2,225,000 post-split shares of restricted common stock. The Option, requires a further issuance of 750,000 post-split shares of restricted common stock on or before April 11, 2007. Upon completion of the terms of the Option title to the leases will be transferred to the Company. During the Option term, the Company has the right as operator to conduct or otherwise direct all exploration on the properties to be acquired under the Option.

AB Claim Group Property

In December 2006 the Company terminated a ten year mining lease agreement in North Shirley Basin, Wyoming due to results from its 2006 exploration program that were lower than historically indicated. Under the terms of the lease agreement, the Company paid an initial lease payment of $50,000 in June 2006, and an additional $30,000 in September 2006. Gross and net mineral acres associated with the terminated lease have not been included in the totals above. The Company has applied for the release of $136,458 in certificates of deposit which were incurred prior to exploration activities commencing on the leased property (refer to Note 5).

Historical Mining Databases

On July 27, 2006 the Company entered into an option agreement to sell its Cadena historical mining database, which was originally a part of the total database contents included in the Moore Asset Option Agreement, to High Plains Uranium, Inc., for $150,000 cash (received), 333,333 shares of common stock in the Canadian based public company, valued at approximately $235,040, and a 1% royalty on any mined substance produced on any mineral interest or claim covered by the data base. A total of $385,040 has been recorded as a recovery of mineral property expenditures and the estimated value of the shares of $235,040, has been recorded as an agreement receivable. The shares were subsequently received. As of January 19, 2006 High Plains Uranium Inc. ("HPU") completed a business combination agreement with Energy Metals Corp. ("EMC"), a TSX listed Canadian based public company. As a result, the 333,333 shares of HPU are being exchanged for 53,763 shares of EMC. As of December 31, 2006 the 53,763 shares of EMC have a fair market value of $543,006.

On November 28, 2006 the Company entered into an option agreement to purchase a database covering prospects primarily in Wyoming and New Mexico. The agreement calls for a $25,000 payment at the date of execution (paid) and an additional $25,000 prior to the end of the six month option period. Additionally, the Company issued 50,000 stock options with an estimated fair value of $114,500, of which 25,000 options vested upon execution and the remaining 25,000 options vest at the end of the six month term. The agreement also calls for a 1% royalty on any mined substance produced on any mineral interest or claim covered by the database.

On December 12, 2005, we entered into an agreement with Harry A. Moore Trust (the "Moore Trust"). Pursuant to the terms and provisions of the Moore Trust Agreement, we acquired an undivided 100% legal, beneficial and registerable interest in and to certain assets consisting of certain drill and assay data regarding prospective tracts located in Goliad, Waller, Duval and McMullen Counties in the State of Texas. Pursuant to further terms and provisions of the Moore Trust Agreement, we paid to the Moore Trust certain payments aggregating $50,000 and issued an aggregate of 75,000 shares.

Total mineral property expenditures for the 2006 fiscal year include the following:

Year ended December 31, 2006

Arizona
Acquisition costs	$14,256

Colorado
Acquisition costs	6,850

New Mexico
Acquisition costs	117,056
Property exploration	48,834
165,890

Texas
Weesatche property
Acquisition costs, net of recoveries	2,507,938
Drilling	1,122,757
Exploration	195,733
3,826,428
Other acquisition costs	211,830
Other property exploration	110,737
4,148,995

Wyoming
AB Claim Group Property
Acquisition costs	105,420
Drilling	149,928
Exploration	63,376
318,724
Other acquisition costs	4,200
Other property exploration	57,308
380,232
Total Mineral Property Expenditures	$4,716,223

NOTE 4:          PROPERTY AND EQUIPMENT
	December 31, 2006	December 31, 2005

Computer Equipment	$35,963	$ -
Furniture and Fixtures	14,373	-
Mining Equipment	110,690	-
Vehicles	63,714	-
	224,740	-
Less: accumulated depreciation	(19,736)	-
	$205,004	$ -

Effective August 24, 2006, the Company committed to spend approximately $140,000 on a logging truck which is currently under construction. As of December 31, 2006, $50,000 has been paid towards this commitment and has been included with mining equipment.

NOTE 5:          RESTRICTED CASH

Restricted cash consists of amounts restricted for more than 12 months and accordingly is included in non-current assets. Restricted cash includes certificates of deposit issued to the Wyoming Department of Environmental Quality, Land Quality Division, in lieu of a surety bond. The certificates of deposit accrue interest at 3.5% per annum, are automatically renewable and are protected by federal insurance up to $100,000. In December 2006 the Company ceased exploration on the applicable property and has applied for the release of the certificates of deposit (refer to Note 3).

NOTE 6:          CAPITAL STOCK

Share Capital

The Company's capitalization at December 31, 2006 was 750,000,000 authorized common shares with a par value of $0.001 per share. On January 9, 2006, a majority of shareholders voted to amend the Company's Articles of Incorporation to increase the authorized capital from 75,000,000 shares of common stock to 750,000,000 shares of common stock. The increase in authorized capital was effective on February 1, 2006.

On January 24, 2005, a majority of shareholders and the directors of the Company approved a special resolution to undertake a reverse stock split of the common stock of the Company on a 1 new share for 2 old shares basis. The par value and the number of authorized but un-issued shares of the Company's common stock was not changed as a result of the reverse stock split. On February 14, 2006, the directors of the Company approved a special resolution to undertake a forward stock split of the common stock of the Company on a 1.5 new shares for 1 old share basis whereby 7,484,116 common shares were issued pro-rata to shareholders of the Company as of the record date on February 28, 2006.

All references in these financial statements to the number of common shares, price per share and weighted average number of common shares outstanding prior to the 1:2 reverse stock split and the 1.5:1 forward stock split have been adjusted to reflect these stock splits on a retroactive basis, unless otherwise noted.

2006 Share Transactions

Pursuant to the Moore Option (refer to Note 3) the Company issued:

(i)       500,000 post-split restricted common shares on April 9, 2006 at a value of $2.30 per share for a total value of $1,150,000; and

(ii)      an additional 250,000 post-split restricted common shares on September 28, 2006 at a value of $1.85 per share, to adjust the share consideration paid to date for the forward 1.5 forward split of the Company's common stock, for an additional value of $462,500; and

(iii)     an additional 750,000 post-split restricted common shares on October 10, 2006 at a value of $1.30 per share, for an additional value of $975,000. As at December 31, 2006, the total value of the shares issued under the terms of the Moore Option is $2,837,500 which has been recorded as mineral property expenditures (refer to Note 3).

On January 15 and February 28, 2006 the Company issued an aggregate amount of 18,750 restricted common shares at a price of $0.3333 per share for a value of $6,250 in connection with a drilling database information agreement. The agreement requires cash payments of $2,000 per month payable quarterly and quarterly issuances of 18,750 restricted common shares for three further quarters following the effective date of the agreement. In accordance with the terms of the Agreement the Company issued 12,500 restricted common shares at $2.40 per share for a value of $30,000 on May 11, 2006, 25,000 restricted common shares at $1.95 per share for a value of $48,750 on September 21, 2006, and 18,750 restricted common shares at $3.20 per share for a value of $60,000 on December 26, 2006. A total of $145,000 has been recorded as mineral property expenditures in the year.

On March 10, 2006, the Company received a subscription for 250,000 units at $1.00 per share purchase unit from a shareholder and consultant to the Company for net proceeds to the Company of $250,000. These shares were issued in April, 2006. The 250,000 units are comprised of 250,000 restricted common shares and 250,000 common share purchase warrants in the capital of the Company with piggyback registration rights for all securities underlying the units issued. The warrants are exercisable at $1.50 per share for a term which is the earlier of (i) 12 months from the date of issuance or (ii) six months from the effective date of registration.

On April 24, 2006, the Company received a subscription for 50,000 units at $1.00 per share purchase unit from a shareholder and consultant to the Company for net proceeds to the Company of $50,000. These shares were issued in July of 2006. The 50,000 units are comprised of 50,000 restricted common shares and 50,000 common share purchase warrants in the capital of the Company with piggyback registration rights for all securities underlying the units issued. The warrants are exercisable at $1.50 per share for a term which is the earlier of (i) 12 months from the date of issuance or (ii) six months from the effective date of registration.

On May 25, 2006 the Company completed a private placement of 2,500,000 Units at a subscription price of $2.00 per Unit for gross proceeds to the Company of $5,000,000. Each Unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the share purchaser to an additional common share of the Company until the earlier of 12 months from the date of issuance of the units or six months from the effective date of the Company's proposed registration statement and exercisable at $2.50 per share. The Company has paid a finders' fees in conjunction with the completion of the private placement in the amount of $329,700 in cash and 471,000 non-transferable common share purchase warrants having the same terms and conditions of the private placement warrants. The fair value of these warrants at the date of grant of $992,894 was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 5.09%, a dividend yield of 0%, and an expected volatility of 374.15%. All finders' fees have been recorded against the proceeds of the private placement and the warrants have been recorded as a separate component of stockholders' equity.

On June 13, 2006 the Company completed an additional non-brokered private placement of 25,000 Units which were subscribed to under the same terms and conditions as the May 25, 2006 private placement, for gross proceeds to the Company of $50,000.

2006 Share Transactions (continued)

On December 13, 2006 and December 22, 2006 the Company completed private placements in a total aggregate amount of 5,200,000 Units at a subscription price of $2.50 for gross proceeds to the Company of $13,000,000. Each Unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the company. Each whole warrant entitles the holder to purchase an additional common share of the Company until the earlier of 18 months from the date of issuance of the Units or nine months from the effective date of the Company's proposed registration statement and are exercisable at $3.00 per share during this period. The Company also received subscriptions of $250,000 towards an additional private placement under the same terms and conditions which completed subsequent to the year end (refer to Note 12 (g)).

Share Purchase Warrants

A summary of the Company's stock purchase warrants as of December 31, 2006 and changes during the year is presented below:
	Number of warrants	Weighted average exercise price	Weighted average remaining life (years)
Balance, December 31, 2005	-	$ -	-
Issued	5,133,500	2.55	1.76
Exercised	-	-	-
Balance, December 31, 2006	5,133,500	$2.55	1.76

Deferred Compensation

On December 16, 2005 the Company issued 1,950,000 shares of restricted common stock at a price of $0.333 per share for a value of $650,000 to three members of management as per management agreements with the Company which are for a one year term commencing January 1, 2006. Accordingly, a $650,000 charge was recorded as deferred compensation and has been expensed over the year.

On February 1, 2006, the Company issued 772,500 restricted common shares at a price of $0.3333 per share for a value of $257,500 to a consultant in connection with a one year corporate finance consulting services agreement of the same date. The consultant will provide among other things, assistance in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the corporate finance development and maintenance of the Company's various business interests. The $257,500 charge was recorded as deferred compensation and is being expensed over a one year term. Accordingly, $236,042 has been expensed as consulting fees during the year.

On March 1, 2006, the Company entered into a six month corporate relations consulting services agreement with a shareholder of the Company. Under the terms of the agreement the Company was required to (a) pay $5,000 per month during the initial term (paid); and (b) issue 500,000 warrants exercisable at $1.00 per share for a ten year term. The shares underlying the warrants have piggy back registration rights. The fair value of these warrants at the date of grant of $1,618,526 was estimated using the Black-Scholes option pricing model with an expected life of 10 years, a risk free interest rate of 5.09%, a dividend yield of 0%, and an expected volatility of 79%. Accordingly, the $1,618,526 charge has been expensed as consulting fees during the year. The Company has continued the consulting arrangement on a month to month basis and accordingly has incurred a total $50,000 in consulting fees during the year ended December 31, 2006 with respect to this consultant.

On April 1, 2006 the Company entered into a twelve month Consulting Agreement with EurXchange Consulting Ltd., to provide consulting services including financial and investor public relations and related matters in the Federal Republic of Germany. The Company paid approximately $370,000 (290,000 EUR) in cash for current contract expenditures and issued 400,000 restricted common shares of the Company at a price of $2.25 per share for a value of $900,000. The $900,000 charge has been recorded as deferred compensation and is being expensed over a one year period. Accordingly, $675,000 has been expensed as consulting fees during the year.

NOTE 7:          STOCK OPTION PLAN

On December 19, 2005 the Board of Directors of the Company ratified, approved and adopted a Stock Option Plan for the Company in the amount of 5,250,000 shares at $0.333 per share. A majority of shareholders of the Company ratified and approved the Stock Option Plan effective February 1, 2006. On April 10, 2006 the Company amended its 2005 Stock Option Plan whereby, subject to adjustment from time to time as provided in Article 11.1, whereby the number of common shares available for issuance under the Plan was increased from 3,500,000 shares to 7,500,000 shares.

On February 1, 2006, the Company granted 285,000 stock options as follows: 172,500 to an officer and 112,500 to an employee, at $0.333 per share. The term of these options is ten years. The fair value of these options at the date of grant of $124,331 was estimated using the Black-Scholes option pricing model with an expected life of 3 years, a risk free interest rate of 5.09%, a dividend yield of 0%, and expected volatility of 130% and has been recorded as a stock based compensation expense in the period.

On February 9, 2006, the Company filed a Form S-8 to register 2,000,000 stock options.

On February 14, 2006, 1,200,000 stock options were exercised at $0.333 per share by consultants to the Company for net proceeds of $400,000.

On March 2, 2006, 300,000 stock options were exercised at $0.333 per share by consultants to the Company for net proceeds of $100,000.

On April 10, 2006, 1,500,000 stock options were granted to consultants at $1.00 per share. The term of these options is ten years. The fair value of these options at the date of grant of $1,956,149 was estimated using the Black-Scholes option pricing model with an expected life of one month due to market price at the time of grant, a risk free interest rate of 5.09%, a dividend yield of 0%, and an expected volatility of 374.15% and has been recorded as stock based compensation expense in the period. On April 21, 2006 the Company filed a Form S-8 to register these 1,500,000 stock options.

On April 21, 2006, the Company issued 610,000 S-8 registered common shares in connection with the exercise of stock options by consultants to the Company for $450,000 net proceeds to the Company.

On April 24, 2006, the Company issued 500,000 S-8 registered common shares in connection with the exercise of stock options by consultants to the Company for $500,000 net proceeds to the Company.

On May 3, 2006, the Company issued 300,000 S-8 registered common shares in connection with the exercise of stock options by consultants to the Company for $100,000 net proceeds to the Company.

On June 3, 2006, the Company issued 112,500 S-8 registered common shares in connection with the exercise of stock options by a consultant to the Company for $37,500 net proceeds to the Company.

On August 30, 2006, 40,000 share options were exercised at $0.333 per share by a consultant to the Company for net proceeds of $13,200.

On October 10, 2006, a total of 650,000 stock options were granted to employees, consultants, directors and officers at an exercise price of $1.30 per share. The term of these options is ten years. The fair value of these options at the date of grant of $754,000 was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 4.09%, a dividend yield of 0%, and an expected volatility of 264.00% and has been recorded as stock based compensation expense in the period.

On October 26, 2006, 75,000 share options were exercised at $0.333 per share by a director of the Company for net proceeds of $25,000.

On November 28, 2006, under the terms of an option to purchase assets 50,000 stock options were granted to the Optionor at an exercise price of $2.46 per share. Under terms of the agreement 25,000 option shares will vest upon the next day following the effective date of the agreement and the balance of 25,000 option shares will vest six months from the effective date of the agreement should the Company exercise its option to purchase the assets. The term of these options is ten years. The fair value of these options at the date of grant of $114,500 was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 3.94%, a dividend yield of 0%, and an expected volatility of 264.00%. The vested portion of the value of these options, being $57,250 been recorded as mineral property expenditures in the year.

A summary of the Company's stock options as of December 31, 2006 and changes during the year is presented below:
	Number of options	Weighted average exercise price	Weighted average remaining life (years)
Balance, December 31, 2005	4,725,000	$0.333	9.23
Issued	2,485,000	0.717	10.00
Exercised	(3,137,505)	-	-
Balance, December 31, 2006	4,072,495	$0.610	9.17

NOTE 8:          INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of December 31, 2006, the Company had net operating loss carry forwards of approximately $11,775,000 that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2023. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:
	Year ended December 31, 2006	Year ended December 31, 2005

Federal income tax provision at statutory rate	(35.0)%	(35.0)%
States income tax provision at statutory rates, net of federal income tax effect	(7.0)%	(7.0)%

Total income tax provision	(42.0)%	(42.0)%

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to the Company's loss before income taxes. The components of these differences are as follows:
	2006	2005

Loss before income taxes	$ (14,818,318)	$ (1,998,805)
Corporate tax rate	42.00%	42.00%

Expected tax expense (recovery)	(6,223,694)	(839,498)

Increase (decrease) resulting from:
Non-deductible stock option expenses	1,894,308	287,283
Valuation allowance	4,329,386	552,215
Future income tax provision (recovery)	$ -	$ -

The Company's deferred tax asset is as follows:
	2006	2005

Long-term deferred tax asset
Loss carry forwards	4,945,000	616,330
Valuation allowance	(4,945,000)	(616,330)
	-	-

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

NOTE 9:          DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

The Company executed an employment agreement with its Chief Operating Officer and committed to pay him a monthly fee of $10,000 and grant him a total of 375,000 stock options exercisable over a ten year term at $0.333 per share. The options were granted as follows: 202,500 on December 20, 2005 and 172,500 on February 1, 2006 (refer to Note 10).

During the year ended December 31, 2006, the Company had transactions with certain officers and directors of the Company as follows:

(a)       incurred $647,248 in management and consulting fees and recorded an additional $923,253 in stock based compensation expense (refer to Notes 6 & 7); and

(b)       paid $10,224 for marketing and media services to a private company of which our president is a director.

During the year, the Company authorized a $130,000 bonus due to its Chief Executive Officer, which has been accrued as an amount due to related parties and is included in management fees. Of this accrued amount, $65,000 was paid subsequent to year end and the balance of $65,000 is payable on or before March 31, 2007. Additionally during the year the Company accrued bonuses due to its Chief Operating Officer, Chief Exploration Officer and Chief Financial Officer in the amounts of $25,000, $62,000 and $8,581, respectively and these amounts are included in management fees and due to related parties.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers. Other related party transactions are disclosed in notes 3, 6 and 7.

NOTE 10:        COMMITMENTS

On December 1, 2005 the Company entered into a Financial Consulting Services Agreement with International Market Trend, AG ("IMT"). The term of the Agreement is for twelve months, effective February 1, 2006. In consideration for IMT entering into this Agreement, the Company granted to IMT or its nominees 1,300,000 stock options of the Company's common stock exercisable at a price of $0.50 per share on December 20, 2005. In addition, IMT will receive $10,000 per month. (Refer to Note 12(g).)

The Company is also committed to pay its key executives a total of approximately $480,000 per year for management services.

The Company is currently leasing premises in Texas and Wyoming with total monthly payments of $3,840. All agreements have a maximum term of one year and will expire no later than June 30, 2007.

NOTE 11        SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES
	Year Ended December 31,
	2006	2005

Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

NOTE 12:        SUBSEQUENT EVENTS

a)       On January 2, 2007 the Company granted 615,000 stock options to its employees, consultants, officers and directors. The options have an exercise price of $3.30 and a ten year term.

b)       On January 2, 2007 the Company entered into an agreement to purchase a database consisting of drilling, mapping and logging reports covering uranium and associated metals prospects located primarily in New Mexico. Consideration for the asset purchase was a one time cash payment of $20,000 (paid) and 50,000 stock options vesting as to 25,000 option shares upon the effective date of the Agreement and the final 25,000 option shares vesting six months from the effective date of the Agreement. The stock options are exercisable for a period of two years from the date of grant. Should the Company or any party related to the Company acquire any mineral property interest within the prospects covered by the database, the Company will be obligated to pay an overriding royalty of 1% or 2% on lands with and without an underlying royalty interest respectively.

c)       On January 3, 2007 the Company completed a private placement for 200,000 units at a subscription price of $2.50 per Unit for gross proceeds of $500,000, of which $250,000 was received prior to the fiscal year end. Each unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to purchase an additional common share of the Company until the earlier of 18 months from the date of issuance of the Units or nine months from the effective date of the Company's proposed registration statement and are exercisable at $3.00 per share during this period.

d)        In January and February 2007, a total amount of 441,250 warrants were exercised at $1.50 and $2.50 per share as to 50,000 and 391,250 warrants respectively for total proceeds of $1,053,125.

e)        On February 1, 2007 the Company entered into a Financial Consulting Agreement for a 12 month term. The Consultant will: i) disseminate the Company's news releases, investor packages, research reports and corporate and industry sector materials; ii) promote investor awareness and manage financial public relations to the investment community; and iii) arrange meetings with industry sector analysts, stock brokers and portfolio managers. The Company will pay the Consultant $6,500 and 2,500 restricted common shares per month.

f)        In February 2007, 150,000 stock options were exercised at $0.3333 per share, and 250,000 stock options were exercised at $1.00 per share by consultants to the Company for total aggregate proceeds of $300,000.

g)        In February 2007, the Company elected to extend the Financial Consulting Services Agreement with International Market Trend for one month through February 28, 2007, under the same terms. On February 26, 2007 the Company provided 30 days prior written notice concluding its agreement with International Market Trend AG.

h)        In February 2007 the Company filed a Form SB-2 Registration Statement under the Securities Act to register an aggregate of 8,100,000 shares, including the 5,400,000 common shares issued in the respective private placement offerings and the 2,700,000 common shares underlying the respective warrants. As of the date of these financial statements, the Registration Statement has not been declared effective.

Dealer Prospectus Delivery Obligation

Until ___________, 2007, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS"), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

(i)       a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(ii)      a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(iii)     to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)       by our stockholders;

(b)       by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)       if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d)       if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)       by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$5,070.20
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$30,000.00
Transfer agent and registrar fees	$2,000.00
Fees and expenses for qualification under state securities laws	$1,500.00
Miscellaneous (including Edgar filing fees)	$1,000.00
Total:	$44,570.20

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling shareholders to broker-dealers in connection with the sale of their shares.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have sold unregistered securities in private placement offerings, issued stock in exchange for debts or pursuant to contractual agreements as set forth below.

Founders Share Issuances

On July 27, 2004, we issued 1,575,000 shares of common stock to the original founders of the Company at a price of $0.0013 per share for total proceeds of $2,100.

Share Issuances Pursuant to Contractual Agreements

On August 23, 2004, we issued 79,647 shares were issued to settle amounts owing to related parties in the aggregate amount of $15,929, and 35,000 shares for the conversion of debentures in the aggregate amount of $7,000 at a price of $0.20 per share.

On December 7, 2004, we issued 12,225,000 shares of common stock to the Company's new management team, consultants, and stakeholders in connection with the reorganization and change of business direction of the Company, at a price of $0.0013 per share for total proceeds of $16,300 of which 2,250,000 shares were issued on the conversion of debentures in the aggregate amount of $3,000.

On October 11, 2005, we entered into a Mineral Asset Option Agreement (the "Option") granting the Company the option to acquire certain uranium leases in the State of Texas. In consideration for the Option, we made a cash payment of $50,000 and issued 750,000 post forward split shares of restricted common stock at a value of $0.333 per share for a total value of $250,000 which was recorded with mineral property costs. Subsequent to the 2005 year end, we made a further cash payment of $150,000 on February 1, 2006 under the terms of the Option. The Option, if fully exercised will require the further issuance of an additional 2,250,000 post forward split shares of restricted common stock in 750,000 share installments due six, twelve, and eighteen months from the effective date of the Option.

On December 12, 2005, we entered into an Agreement to acquire drill data from a third party in consideration for a cash payment of $5,000 and issued 75,000 shares of restricted common stock at a price of $0.333 per share for a total value of $25,000 which was included with mineral property costs.

On December 16, 2005 we issued 1,950,000 shares of restricted common stock at a price of $0.333 per share for a value of $650,000 to three members of management as per their management agreement with the Company which is for a one year term commencing January 1, 2006. Accordingly this cost has been recorded as deferred compensation in the statement of stockholders' equity as of December 31, 2005 and will be expensed in 2006.

Private Placement Offering of Shares of Common Stock

On August 23, 2004, we issued 235,173 shares of common stock at $0.20 per share for total proceeds of $47,035 in connection with the Company's original precious metal exploration program.

On December 31, 2004, we issued 2,178,764 shares of common stock in connection with private placements of common stock at a price of $0.20 per share for total proceeds of $435,758 to fund the Company's intended uranium exploration program.

On March 31, 2005, April 28, 2005, May 18, 2005, Sept 16, 2005 and November 30, 2005, we issued an aggregate of 1,357,500 shares of common stock in connection with private placements of common stock at a price of $0.333 per share for aggregate total proceeds of $452,500 to fund the Company's intended uranium exploration program.

During fiscal year ended December 31, 2005, we engaged in a private placement offering under Regulation S and Rule 506 of Regulation D of the Securities Act. Pursuant to the terms of the private placement, we issued 905,000 pre-forward stock split shares of our restricted common stock at a subscription price of $0.50 per share for aggregate gross proceeds of $452,500. The per share price of the offering was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, stage of development, industry status, investment climate, perceived investment risks, assets and net estimated worth of the Company. We issued shares of restricted common stock to investors who were either deemed an accredited investor as that term is defined under Regulation D or sophisticated. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act of 1933, as amended, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities. 750,000 pre-forward stock split shares were registered on the Company's registration statement on Form SB-2. 155,000 pre-forward stock split shares have piggy back registration rights to be registered on subsequent offerings.

On November 15, 2005, we issued an aggregate of 155,000 shares of common stock, at a price of $0.50 per share, to certain of the selling shareholders by way of the November 2005 Private Placement. On February 28, 2006, we completed a forward split of our shares of common stock, on the basis of 1.5 shares for each outstanding share of our common stock, of which these shares of common stock result. The common stock registered represents the post-forward split 232,500 shares of common stock issued in connection with the November 2005 Private Placement. We had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued in the November 2005 Private Placement, completed pursuant to Rule 903 of Regulation S under the Securities Act.

On April 1, 2006, we issued an aggregate of 300,000 April 2006 Units, at a price of $1.00 per April 2006 Unit, with each April 2006 Unit consisting of one share of common stock and one non-transferable April 2006 Warrant, to certain of the selling shareholders by way of the April 2006 Private Placement. The common stock registered represents the 300,000 shares of common stock issued in connection with the issuance of the April 2006 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the April 2006 Warrants in the April 2006 Private Placement, completed pursuant to Rule 506 of Regulation D under the Securities Act. Each April 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share during the period commencing on April 1, 2006 and ending on the day which is the earlier of (i) April 1, 2007 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the April 2006 Private Placement. The common stock registered represents the 300,000 shares of common stock issuable upon exercise of the April 2006 Warrants.

In May and June of 2006 we issued an aggregate of 2,525,000 May 2006 Units, at a price of $2.00 per May 2006 Unit, with each May 2006 Unit consisting of one share of common stock and one-half of one non-transferable May 2006 Warrant, to certain of the selling shareholders by way of the May 2006 Private Placement. The common stock registered represents the 2,525,000 shares of common stock issued in connection with the issuance of the May 2006 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the May 2006 Warrants in the May 2006 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the May 2006 Private Placement. Each whole May 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $2.50 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 12 months from the date of issuance and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the May 2006 Private Placement. The common stock registered represents the 1,262,500 shares of common stock issuable upon exercise of the May 2006 Warrants.

In May and June of 2006 we issued an aggregate of 471,000 non-transferable Finder's Fee Warrants to acquire 471,000 shares of our common stock as finder's fees in connection with the offering of the May 2006 Units. The common stock registered represents the 471,000 shares of common stock issuable upon exercise of the Finder's Fee Warrants. The Finder's Fee Warrants have the same terms and conditions as the May 2006 Warrants.

The private placement transactions were completed in reliance of Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance of Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

The per share price of these offerings was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, stage of development, industry status, investment climate, perceived investment risks, our assets and net estimated worth. We issued Units to investors who are non-U.S. residents. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities. Finder's fees payable on the transaction is 7% of the gross proceeds raised from the sale of the units payable in cash plus 10% of the gross units issued payable in warrants identical to those provided in the units.

On December 13, 2006, we issued an aggregate of 2,800,000 December 13, 2006 Units, at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant, to certain of the Selling Shareholders named herein by way of the December 13, 2006 Private Placement. Each whole December 13, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share. The December 13, 2006 Warrants are exercisable commencing on a date that is at least 61 days after the Selling Stockholder delivers a written notice to the Company and ending on the day which is the earlier of (i) 18 months from December 13, 2006 and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 2,800,000 shares of common stock issued in connection with the issuance of the December 13, 2006 Units and the 1,400,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 13, 2006 Warrants in the December 13, 2006 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act.

On December 22, 2006, we issued an aggregate of 2,400,000 December 22, 2006 Units, at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant, to certain of the Selling Shareholders named herein by way of the December 22, 2006 Private Placement. The common stock registered represents the 2,400,000 shares of common stock issued in connection with the issuance of the December 22, 2006 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 22, 2006 Warrants in the December 22, 2006 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. We agreed to have the registration statement declared effective within four months from the date of the issuance of the December 22, 2006 Units and, in the event that the registration statement is not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each U.S. $1.00 in aggregate funds paid by each subscriber for the December 22, 2006 Units for each 30 calendar day period (or partial period thereof) during which the registration statement has not been declared effective, after the expiry of the four month period. Each whole December 22, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 9 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered also represents the 1,200,000 shares of common stock issuable upon exercise of the December 22, 2006 Warrants.

On January 3, 2007, we issued an aggregate of 200,000 January 3, 2007 Units, at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one January 3, 2007 Warrant, to certain of the Selling Shareholders named herein by way of the January 3, 2007 Private Placement. The common stock registered represents the 200,000 shares of common stock issued in connection with the issuance of the January 3, 2007 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the January 3, 2007 Warrants in the January 3, 2007 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. Each whole January 3, 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered also represents the 100,000 shares of common stock issuable upon exercise of the January 3, 2007 Warrants.

ITEM 27.          EXHIBITS

The following exhibits are filed with this registration statement on Form SB-2:
Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation, as amended(1)
3.1.1	Certificate of Amendment to Articles of Incorporation(2)
3.2	Bylaws(1)
3.3	Audit Committee Charter(1)
3.4	Ethics Charter(1)
4.1	Consulting Agreement between Uranium Energy Corp. and Randall Reneau(3)
4.2	Mineral Asset Option Agreement(3)
4.3	Agreement and Addendum between Harry A. Moore Trust and Uranium Energy Corp.(4)
4.4	Financial Consulting Services Agreement between Uranium Energy Corp. and International Market Trend AG(5)
4.5	Harry A. Moore Trust Agreement(5)
4.6	Amending Agreement to Employment Agreement between Uranium Energy Corp. and Harry Anthony(6)
4.7	Consulting Services and Right of First Refusal Agreement between Uranium Energy Corp. and Jim Knupke(5)
4.8	Corporate Relations Consulting Services Agreement between Uranium Energy Corp. and Michael Baybak and Corp. Inc.(5)
4.9	Corporate Finance Consulting Services Agreement between Uranium Energy Corp. and Eurotrade Management Group Ltd.(5)
4.10	Executive Services Agreement between Uranium Energy Corp. and Amir Adnani(6)
4.11	Reneau Services Agreement between Uranium Energy Corp. and Randall Reneau(6)
4.12	Uranium Mining Lease among Uranium Energy Corp., John G. Jebsen and John Triantis(7)
4.13	Consulting Agreement dated February 1, 2007 between the Company and Epoch Financial Group Inc.
4.14	Web Services Agreement dated March 21, 2007 between the Company and Market Pathways Financial Relations Inc.
4.15	Letter Option Agreement dated March 28, 2007 between the Company and Betty, Fred and Marty Holley
4.16	Consulting Agreement dated March 29, 2007 between the Company and EuroXchange Consulting Ltd.
4.17	Database Agreement dated April 4, 2007 between the Company and Paul Pierce
4.18	Letter Agreement between La Merced del Pueblo de Cebolleta and Neutron Energy, Inc.(11)
4.19	Limited Liability Company Members' Agreement of Cibola Resources LLC between Neutron Energy, Inc. and Uranium Energy Corp.(11)
4.20	Limited Liability Company Members' Agreement of Cibola Resources LLC between Neutron Energy, Inc. and Uranium Energy Corp.(11)
5.1	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered, previously filed herewith as an exhibit
10.1	2005 Stock Option Plan of Uranium Energy Corp.(8)
10.2	Amended 2005 Stock Option Plan (9).
10.3	2006 Stock Incentive Plan of Uranium Energy Corp.(10)
23.1	Consent of Independent Auditors, Dale Matheson Carr-Hilton LaBonte LLP, filed herewith as an exhibit

  Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on August 4, 2005.

  Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 9, 2006.

  Incorporated by reference to the amendment to our Registration Statement on Form SB-2 filed with the SEC on November 9, 2005.

  Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on December 21, 2005.

  Incorporated by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the SEC on April 13, 2006.

  Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on October 4, 2006.

  Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on August 21, 2006.

  Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 21, 2005.

  Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.

  Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on November 20, 2006.

  Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 4, 2007.

ITEM 28.          UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     To include any additional or changed material information with respect to the plan of distribution.

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.       To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4.       That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)      Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

__________

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia, Canada, on May 11, 2007.
URANIUM ENERGY CORP. By: /s/ Amir Adnani Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Amir Adnani as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.
Signature	Title	Date
/s/Amir Adnani Amir Adnani	President, Chief Executive Officer, Principal Executive Officer and a director	May 11, 2007
/s/ Alan P. Lindsay Alan P. Lindsay	Chairman and a director	May 11, 2007
/s/ Harry Anthony Harry Anthony	Chief Operating Officer and a director	May 11, 2007
/s/ Randall Reneau Randall Reneau	Chief Exploration Officer and a director	May 11, 2007
/s/ Ivan Obolensky Ivan Obolensky	Director	May 11, 2007
/s/ Eric Essiger Eric Essiger	Director	May 11, 2007
/s/ Pat Obara Pat Obara	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer	May 11, 2007